UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Diebold, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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5995 Mayfair Road
P. O. Box 3077 • North Canton, Ohio 44720-8077

March 19, 2007

Dear Shareholder:

The 2007 Annual Meeting of Shareholders of Diebold, Incorporated will be held at the Kent State University (Stark) Professional Education and Conference Center, 6000 Frank Avenue, N.W., Canton, Ohio 44720, on Thursday, April 26, 2007 at 10:00 a.m. EST. For your convenience, we are pleased to offer a live webcast of the annual meeting at http://www.diebold.com.

All holders of record of Diebold Common Shares as of March 12, 2007, are entitled to vote at the 2007 Annual Meeting.

As described in the accompanying Notice and Proxy Statement, you will be asked to (i) elect ten directors, (ii) ratify the appointment of KPMG LLP as independent auditors for 2007 and (iii) approve amendments to the Amended Code of Regulations of Diebold, Incorporated.

Diebold’s Annual Report for the year ended December 31, 2006 is included herein. Your proxy card is enclosed. Please indicate your voting instructions and sign, date and mail this proxy card promptly in the return envelope.

If you are planning to attend the meeting, directions to the meeting location are included on the back page. If you are unable to attend the meeting, you may listen to a live broadcast that will be available from Diebold’s web site at http://www.diebold.com. The replay can also be accessed on the site soon after the meeting for up to three months.

We look forward to seeing those of you who will be attending the meeting.

Sincerely,

John N. Lauer Chairman of the Board	Thomas W. Swidarski President and Chief Executive Officer

5995 Mayfair Road
P.O. Box 3077 • North Canton, Ohio 44720-8077

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 26, 2007
10:00 a.m. EST

Dear Shareholder,

The Annual Meeting of Shareholders of Diebold, Incorporated will be held at the Kent State University (Stark) Professional Education and Conference Center, 6000 Frank Avenue, N.W., Canton, Ohio 44720, on April 26, 2007 at 10:00 a.m. EST, for the following purposes:

1. To elect ten directors;

2. To ratify the appointment of KPMG LLP as the Corporation’s independent auditors for the year 2007;

3. To approve amendments to the Amended Code of Regulations of Diebold, Incorporated relating to:

(a) modernization and clarification of existing Code;

(b) a new NYSE requirement regarding uncertificated shares;

(c) indemnification of officers and directors;

(d) notice of shareholder proposals; and

(e) permitting the Board to amend the Code to the extent permitted by law; and

4. To consider such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Your attention is directed to the attached proxy statement, which fully describes these items.

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Holders of record of Diebold Common Shares at the close of business on March 12, 2007 will be entitled to vote at the meeting.

The enclosed proxy card is solicited, and the persons named therein have been designated, by the Board of Directors of the Corporation.

By Order of the Board of Directors

Warren W. Dettinger
Vice President, General Counsel and Secretary

March 19, 2007
(approximate mailing date)

YOU ARE REQUESTED TO COOPERATE IN ASSURING A
QUORUM BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY
AND PROMPTLY MAILING IT IN THE RETURN ENVELOPE.

DIEBOLD, INCORPORATED
5995 Mayfair Road
P.O. Box 3077 • North Canton, Ohio 44720-8077

PROXY STATEMENT

Annual Meeting of Shareholders, April 26, 2007

This proxy statement is furnished to shareholders of Diebold, Incorporated in connection with the solicitation by the Board of Directors of proxies that will be used at the 2007 Annual Meeting of Shareholders to be held on April 26, 2007, at 10:00 a.m. EST, or any adjournments thereof, for the purpose of considering and acting upon the matters referred to in the preceding Notice of Annual Meeting and more fully discussed below.

Record Date and Share Ownership

On March 12, 2007, the record date for the meeting, the outstanding voting securities of the Corporation consisted of 65,705,897 Common Shares, $1.25 par value per share, all of one class. Each shareholder of record as of the close of business on March 12, 2007 will be entitled to one vote for each Common Share held on that date.

Submitting and Revoking Your Proxy

This proxy statement and accompanying form of proxy were first mailed to shareholders on or about March 19, 2007. If you complete and submit your proxy, the persons named as proxies on your proxy card, which we refer to as the Proxy Committee, will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the Proxy Committee will vote the shares represented by your proxy as follows:

•	FOR the election of the director-nominees set forth in “Proposal No. 1: Election of Directors.”

•	FOR ratification of the appointment of the independent auditors set forth in “Proposal No. 2: Ratification of Appointment of Independent Auditors.”

•	FOR approval of amendments to the Amended Code of Regulations of Diebold, Incorporated as set forth in “Proposal No. 3: Approval of Amendments to the Amended Code of Regulations.”

In addition, if other matters are properly presented for voting at the Annual Meeting, the Proxy Committee will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting.

Shareholders may revoke the authority granted by their proxies at any time before the exercise of the powers conferred thereby by: notice in writing delivered to the Secretary of the Corporation; submitting a subsequently dated proxy; or attending the Annual Meeting, withdrawing the proxy and voting in person.

Cumulative Voting

If a shareholder gives written notice to the President, any Vice President or Secretary at least forty-eight hours prior to the time fixed for holding the Annual Meeting that the shareholder desires that the voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon convening of the Annual Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder will have cumulative voting rights. In cumulative voting, each shareholder may cast a number of votes equal to the number of shares owned multiplied by the number of directors to be elected, and the votes may be cast for one nominee only or distributed among the nominees. In the event that voting at the Annual Meeting is to be cumulative, unless contrary instructions are received on the enclosed proxy, it is presently intended that all votes represented by properly executed proxies will be divided evenly among the candidates nominated by the Board. However, if voting in such manner would not be effective to elect all such nominees, such votes will be cumulated at the discretion of the Proxy Committee so as to maximize the number of such nominees elected.

Votes Required to Adopt Proposals

The results of shareholder voting at the Annual Meeting will be tabulated by the inspectors of elections appointed for the Annual Meeting. The Corporation intends to treat properly executed proxies that are marked “abstain” as present for purposes of determining whether a quorum has been achieved at the Annual Meeting, but will not count any broker non-votes for such purpose. The director-nominees receiving the greatest number of votes will be elected. Votes withheld with respect to the election of directors will not be counted in determining the outcome of that vote. The proposals to amend the Amended Code of Regulation require, for approval, the affirmative vote of at least a majority of the Common Shares outstanding. Accordingly, any abstentions and broker non-votes will have the effect of a vote against the proposals to amend the Amended Code of Regulations. All other matters to be considered at the Annual Meeting require, for approval, the affirmative vote of a majority of Common Shares voted at the meeting in person or by proxy. Abstentions with respect to the proposal to ratify the appointment of the independent auditors will not be counted for determining the outcome of that proposal. The Corporation does not anticipate receiving any broker non-votes at the Annual Meeting in light of the nature of the matters to be acted upon thereat; however, any broker non-votes received in respect of the ratification of the appointment of the independent auditors will not affect the voting on such proposal.

DIRECTOR INDEPENDENCE

The Board has determined that each of Louis V. Bockius III, Phillip R. Cox, Richard L. Crandall, Gale S. Fitzgerald, Phillip B. Lassiter, John N. Lauer, William F. Massy, Eric J. Roorda, Henry D. G. Wallace and Alan J. Weber, which includes each of the current members of the Audit Committee, the Board Governance Committee and the Compensation Committee, has no material relationship with the Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation) and is independent within the Corporation’s director independence standards, which reflect the New York Stock Exchange director independence standards as currently in effect and as they may be changed from time to time. Accordingly, under the Corporation’s director independence standards a director will be determined not to be independent under the following circumstances:

•	The director is, or has been within the last three years, an employee of the Corporation, or an immediate family member is, or has been within the last three years, an executive officer, of the Corporation;

•	The director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(a) The director or an immediate family member is a current partner of a firm that is the Corporation’s internal or external auditor; (b) the director is a current employee of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Corporation’s audit within that time;

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Corporation’s present executive officers at the same time serves or served on that company’s compensation committee;

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Corporation for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or two percent of such other company’s consolidated gross revenues;

•	The director has engaged in a transaction with the Corporation for which the Corporation has been or will be required to make a disclosure under Item 404(a) of Regulation S-K promulgated by the SEC; or

•	The director has a material relationship with the Corporation, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation.

Thomas W. Swidarski does not meet the aforementioned independence standards because he is the President and Chief Executive Officer, and is an employee of, the Corporation. The Corporation’s director independence standards are available on the Corporation’s web site at http://www.diebold.com or by written request to the Corporate Secretary.

In addition, except for employment arrangements with the Chief Executive Officer and other management directors that may be on the Board from time-to-time, the

Corporation does not engage in transactions with directors or their affiliates if a transaction would cast into doubt the independence of a director, would present the appearance of a conflict of interest or is otherwise prohibited by law, rule or regulation. This includes, directly or indirectly, any extension, maintenance or renewal of an extension of credit to any director of the Corporation. This prohibition also includes significant business dealings with directors or their affiliates, charitable contributions which would require disclosure in the Corporation’s proxy statement under the rules of the NYSE, and consulting contracts with, or other indirect forms of compensation to, a director. Any waiver of this policy may be made only by the Board and must be promptly disclosed to the Company’s shareholders.
COMMUNICATIONS WITH DIRECTORS

In accordance with the NYSE’s corporate governance standards, the Corporation’s non-management directors meet at regularly scheduled executive sessions without management present. The Corporation’s Chairman of the Board, John N. Lauer, is an independent director and presides at these sessions. Shareholders and interested parties may communicate with our committee chairs or with our non-management directors as a group, by sending an email to:

•	Audit Committee — auditchair@diebold.com

•	Board Governance Committee — bdgovchair@diebold.com

•	Compensation Committee — compchair@diebold.com

•	Directors — nonmanagmentdirectors@diebold.com

Communication may also be directed in writing to such person or group at Diebold, Incorporated, Attention: Corporate Secretary, 5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio 44720-8077. The Board has approved a process for handling communications received by the Corporation and addressed to non-management members of the Board. Under that process, the Corporate Secretary will review all such communications and determine whether such communications require immediate attention. The Corporate Secretary will forward such communications, or a summary of such communications, to the appropriate director or directors. A majority of the independent directors of the Board approved the above-described process for determining which communications are forwarded to various members of the Board.

BUSINESS ETHICS POLICY

All of the directors, executive officers and employees of the Corporation are required to comply with certain policies and protocols concerning business ethics and conduct, which we refer to as our “Business Ethics Policy.” The Business Ethics Policy applies not only to the Corporation, but also to all of those domestic and international companies in which the Corporation owns or controls a majority interest. The Business Ethics Policy describes certain responsibilities that the directors, executive officers and employees have to the Corporation, to each other and to the Corporation’s global partners and communities including, but not limited to, compliance with laws, conflicts of interest, intellectual property and the protection of confidential information. The Business Ethics Policy is available on the Corporation’s web site at http://www.diebold.com or by written request to the Corporate Secretary.

DIRECTOR COMMITTEES AND COMPOSITION

During 2006, the Board held six meetings. All of the current directors of the Corporation attended 75% or more of the aggregate of all meetings of the Board and the Board committees on which they served during the period. The Board has five standing committees: Audit Committee, Board Governance Committee, Compensation Committee, Investment Committee and Information Technology Oversight Committee. Below is a summary of our committee structure and membership information during 2006:

[1]	Mr. Connor did not stand for re-election at our 2006 Annual Meeting and thereby ceased being a member of the Board and the Compensation Committee as of April 27, 2006.

[2]	Mr. Crandall stepped down as Chair of the Investment Committee on December 13, 2006.

[3]	Mr. Massy stepped down as Chair of the Audit Committee on October 5, 2006. In addition, Mr. Massy has announced his retirement from the Board as of the 2007 Annual Meeting of Shareholders.

[4]	Mr. Wallace succeeded Mr. Massy as Chair of the Audit Committee on October 5, 2006.

[5]	Mr. Weber succeeded Mr. Crandall as Chair of the Investment Committee on December 13, 2006.

Audit Committee

The current members of the Audit Committee, which is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, are Henry D. G. Wallace, Chair, Louis V. Bockius III, Richard L. Crandall, William F. Massy, Eric J. Roorda and Alan J. Weber. All members of the committee are independent. The committee met in person or telephonically eight times during 2006, and had informal communications between themselves and management, as well as with the Corporation’s independent auditors, at various other times during the year. The Board has determined that Messrs. Massy, Wallace and Weber are audit committee financial experts. The committee’s functions are described below under “Report of Audit Committee.” The committee’s current charter is available on the Corporation’s web site at http://www.diebold.com or by written request to the Corporate Secretary.

Board Governance Committee

The current members of the Board Governance Committee are Gale S. Fitzgerald, Chair, Louis V. Bockius III, Phillip B. Lassiter and John N. Lauer. All members of the committee are independent. The committee met in person or telephonically six times during 2006. The committee’s functions include reviewing the qualifications of potential director candidates and making recommendations to the

Board to fill vacancies or to expand the size of the Board, when appropriate. The committee also makes recommendations as to the composition of the various committees of the Board and as to the compensation paid to the directors for their services on the Board and on Board committees. The committee’s current charter is available on the Corporation’s web site at http://www.diebold.com or by written request to the Corporate Secretary.

Compensation Committee

The current members of the Compensation Committee are Phillip B. Lassiter, Chair, Phillip R. Cox, Gale S. Fitzgerald and John N. Lauer. The committee met five times during 2006. The committee administers the Corporation’s executive compensation program. The role of the committee is to oversee the Corporation’s compensation plans and policies, administer its stock plans (including reviewing and approving equity grants to executive officers) and annually review and approve all compensation decisions relating to executive officers. The committee also assesses achievement of corporate and individual goals by the executive officers under the Corporation’s annual and long-term incentive plans. The committee reviews the management succession plan and proposed changes to any benefit plans of the Corporation such as retirement plans, deferred compensation plans and 401(k) plans. The committee’s current charter is available on the Corporation’s web site at http://www.diebold.com or by written request to the Corporate Secretary.

Investment Committee

The current members of the Investment Committee are Alan J. Weber, Chair, Phillip R. Cox, William F. Massy, Eric J. Roorda and Henry D. G. Wallace. The committee met one time in 2006. The committee’s functions include establishing the investment policies, including asset allocation, for the Corporation’s cash, short-term securities and retirement plan assets, overseeing the management of those assets, ratifying fund managers recommended by management and reviewing at least annually the investment performance of the Corporation’s retirement plans and 401(k) plans to assure adequate and competitive returns. The committee’s current charter is available on the Corporation’s web site at http://www.diebold.com or by written request to the Corporate Secretary.

Information Technology Oversight Committee

The current members of the Information Technology Oversight Committee are Richard L. Crandall, Chair, Gale S. Fitzgerald, William F. Massy and Alan J. Weber. The committee met in person or telephonically five times during 2006. The committee’s functions include overseeing and providing guidance to management with respect to major information technology-related projects and decisions and advising the Board on information technology-related matters facing the Corporation. The committee’s current charter is available on the Corporation’s web site at http://www.diebold.com or by written request to the Corporate Secretary.

2006 COMPENSATION OF NON-EMPLOYEE DIRECTORS

The following table details the cash retainers and fees, as well as equity compensation in the form of stock options granted pursuant to the Amended and Restated 1991 Equity and Performance Incentive Plan of the Corporation, which we refer to as the 1991 Plan, received by our non-employee directors during 2006:

	Fees Earned
	or Paid
	in Cash[6]	Option	Total
Name	($)	Awards[7]($)	($)

Louis V. Bockius III	$54,000	$84,398	$138,398
Christopher M. Conner[1]	15,667	13,604	29,271
Phillip R. Cox	50,000	17,899	67,899
Richard L. Crandall[2]	69,000	84,398	153,398
Gale S. Fitzgerald	60,250	53,738	113,988
Phillip B. Lassiter	57,000	84,398	141,398
John N. Lauer	202,750	84,398	287,148
William F. Massy[3]	64,066	96,760	160,826
Eric J. Roorda	52,000	52,570	104,570
Henry D. G. Wallace[4]	53,434	35,651	89,085
Alan J. Weber[5]	59,500	16,560	76,060

[1]	Mr. Connor did not stand for re-election at our 2006 Annual Meeting and thereby ceased being a member of the Board and the Compensation Committee as of April 27, 2006.

[2]	Mr. Crandall stepped down as Chair of the Investment Committee on December 13, 2006.

[3]	Mr. Massy stepped down as Chair of the Audit Committee on October 5, 2006.

[4]	Mr. Wallace succeeded Mr. Massy as Chair of the Audit Committee on October 5, 2006.

[5]	Mr. Weber succeeded Mr. Crandall as Chair of the Investment Committee on December 13, 2006.

[6]	This column reports the amount of cash compensation earned in 2006 for Board and committee service. These amounts include an annual retainer of $40,000 for each Director, as well as an additional annual retainer for Mr. Lauer of $150,000 for his role as Chairman of the Board, and the following committee fees:

	Audit	Board Governance	Compensation	Investment	IT Oversight
Name	Committee	Committee	Committee	Committee	Committee

Louis V. Bockius III	$9,000	$5,000	$—	$—	$—
Christopher M. Connor	—	—	2,333	—	—
Phillip R. Cox	—	—	7,000	3,000	—
Richard L. Crandall	9,000	—	—	5,000	15,000
Gale S. Fitzgerald	—	7,250	7,000	—	6,000
Phillip B. Lassiter	—	5,000	12,000	—	—
John N. Lauer	—	5,750	7,000	—	—
William F. Massy	13,566	—	—	3,000	7,500
Eric J. Roorda	9,000	—	—	3,000	—
Henry D. G. Wallace	10,434	—	—	3,000	—
Alan J. Weber	9,000	—	—	3,000	7,500

[7]	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to non-employee directors in 2006 and in prior years. The fair value was estimated using the Black-Scholes option-pricing model in accordance with FAS 123R, and the fair value for stock options granted in 2006 was $8.76 per share. The following assumptions were used in calculating the Black-Scholes fair value for 2006 stock options: (a) a grant date of April 27, 2006; (b) an exercise price of $42.24, equal to the fair market value (taking the average of the high and low price) of the Corporation’s Common Shares on the grant date; (c) an expected option term of four years; (d) an interest rate of 4.92%, which is the interest rate for a zero-coupon U.S. government issue, with a maturity of four years; (e) volatility of 25.57% calculated using the daily ending stock price for the equivalent period to the expected option term prior to grant date; and (f) a dividend yield of 1.58%, the average dividends paid annually over the last four years. There is no assurance that the value actually realized by a director will be at or near the estimated Black-Scholes fair value. The actual value, if any, a director may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. As of December 31, 2006, the aggregate number of option awards outstanding held by each non-employee director was as follows: Mr. Bockius, 17,500; Mr. Cox, 9,000; Mr. Crandall, 21,500; Mr. Fitzgerald, 21,500; Mr. Lassiter, 21,500; Mr. Lauer, 18,500; Mr. Massy, 21,500; Mr. Roorda, 25,500; Mr. Wallace, 17,500; and Mr. Weber, 9,000. While this column reflects the stock option expense recognized by the Corporation in 2006 for stock options granted to Mr. Connor in prior years, the stock options giving rise to this expense expired and were forfeited 90 days after Mr. Connor ceased being a member of the Board.

Non-employee directors are compensated for their service as directors at the rate of $40,000 per year. The non-employee directors who are members of the Audit Committee receive $9,000 per year, and the chair of this committee receives $15,000 per year. The non-employee directors who are members of the Compensation Committee receive $7,000 per year, and the chair of this committee receives $12,000 per year. The non-employee directors who are members of the Board Governance Committee receive $5,000 per year, and the chair of this committee receives $8,000 per year. The non-employee directors who are members of the Investment Committee receive $3,000 per year, and the chair of this committee receives $5,000 per year. The non-employee directors who are members of the Information Technology Oversight Committee receive $1,500 per meeting, and the chair of this Committee receives $15,000 per year.

The non-employee Chairman of the Board received additional compensation of $15,000 per month for the first six months of 2006, after which time the amount was reviewed by the Compensation Committee and reduced to $10,000 per month.

A director may elect to defer receipt of all or a portion of his or her compensation pursuant to the 2005 Deferred Compensation Plan for Directors. Each non-employee director may also receive an award of option rights or restricted shares under the 1991 Plan. In 2006, each non-employee director was awarded a stock option to purchase 4,500 Common Shares at an exercise price representing 100% of the average share price of the Common Shares as of the date of grant. The term of the options is ten years, and vesting occurs at the rate of 25% annually beginning one year from the date of grant or immediately in the event of a change in control. In addition, all directors’ options that have vested prior to December 31, 2004 are entitled to reload rights, under which an optionee can elect to pay the exercise price using previously owned shares and receive a new option at the then current market price for a number of shares equal to those surrendered. The reload feature is only available, however, if the optionee agrees to defer receipt of the balance of the option shares for at least two years.

CONSIDERATION OF DIRECTOR NOMINEES

Shareholder Nominees

The policy of the Board Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Board Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under “Director Qualifications.” Any shareholder nominations proposed for consideration by the Board Governance Committee should include (1) complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, and particular fields of expertise, (2) an indication of the nominee’s consent to serve as a director of the Corporation if elected, and (3) the reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a director of the Corporation, and should be addressed to Diebold, Incorporated, 5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio 44720-8077, Attention: Corporate Secretary. See also below under “Proposals of Shareholders.”

Director Qualifications

In evaluating director-nominees, the Board Governance Committee considers such factors as it deems appropriate, consistent with the Corporation’s Corporate Governance Guidelines and other criteria established by the Board. The Board Governance Committee’s goal in selecting directors for nomination to the Board is generally to seek to create a well-balanced team that combines diverse experience, skill and intellect of seasoned directors in order to enable the Corporation to pursue its strategic objectives. The Board Governance Committee has not reduced the qualifications for service on the Corporation’s Board to a checklist of specific standards or specific, minimum qualifications, skills or qualities. Rather, the Corporation seeks, consistent with the vacancies existing on the Corporation’s Board at any particular time and the interplay of a particular candidate’s experience with the experience of other directors, to select individuals whose business experience, knowledge, skills, diversity, integrity, and global experience would be considered a desirable addition to the Board and any committees thereof. In addition, the Board Governance Committee annually conducts a review of incumbent directors using the same criteria as outlined above, in order to determine whether a director should be nominated for re-election to the Board.

The Board Governance Committee makes determinations as to director selection based upon the facts and circumstances at the time of the receipt of the director candidate recommendation. Applicable considerations include (1) whether the Board Governance Committee is currently looking to fill a new position created by an expansion of the number of directors, or a vacancy that may exist on the Board, (2) whether the current composition of the Board is consistent with the criteria described in the Corporation’s Corporate Governance Guidelines, (3) whether the candidate submitted possesses the qualifications that are generally the basis for selection for candidates to the Board, and (4) whether the candidate would be considered independent under the rules of the NYSE and the Corporation’s standards with respect to director independence. Final approval of any candidate will be determined by the full Board. A copy of the Corporation’s Corporate Governance Guidelines is available on the Corporation’s web site at http://www.diebold.com or by written request to the Corporate Secretary.

Identifying and Evaluating Nominees for Directors

The Board Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Board Governance Committee regularly reviews the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Board Governance Committee through current Board members, professional search firms, shareholders or other persons. As described above, the Board Governance Committee considers properly submitted shareholder nominations for candidates for the Board. Following verification of the recommending shareholder’s status, recommendations are considered by the Board Governance Committee at a regularly scheduled meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation Committee during the year ended December 31, 2006 were Phillip B. Lassiter, Chair, Phillip R. Cox, Gale S. Fitzgerald and John N. Lauer. In addition, prior to his decision not to stand for re-election at the Corporation’s 2006 Annual Meeting, Christopher M. Connor was also a member of the Compensation Committee. No officer or employee of the Corporation served on the Compensation Committee during such period.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
The Board recommends that its ten nominees for director be elected at the Annual Meeting, each to hold office for a term of one year from the date of the Annual Meeting and until the election and qualification of a successor. In the absence of contrary instruction, the Proxy Committee will vote the proxies for the election of the ten nominees. All director-nominees are presently members of the Board. A substantial majority of the director-nominees are independent as required by the corporate governance standards of the NYSE. In addition, it is expected that all director-nominees attend the Annual Meeting unless there are extenuating circumstances for nonattendance. All ten directors standing for re-election attended the 2006 Annual Meeting.

If for any reason any director-nominees are not available for election when the election occurs, the designated proxies, at their option, may vote for substitute nominees recommended by the Board. Alternatively, the Board may reduce the number of director-nominees. The Board has no reason to believe that any director-nominee will be unavailable for election when the election occurs.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ITS
TEN NOMINEES AS DIRECTORS.

The Director-Nominees are:

Position, Principal Occupation, Business Experience Last
Name, Term and Age	Five Years and Directorships

Louis V. Bockius III Director since: 1978 Age — 71	Retired Chairman, Bocko Incorporated, North Canton, Ohio; Prior — Chairman, Bocko Incorporated, North Canton, Ohio (Plastic Injection Molding).

Phillip R. Cox Director since: 2006 Age — 59
President and Chief Executive Officer, Cox Financial Corporation, Cincinnati, Ohio (Financial Planning and Wealth Management Services).
Director of Cincinnati Bell Inc., Duke Energy Corporation, The Timken Company and Touchstone Investments.

Richard L. Crandall Director since: 1996 Age — 63
Managing Partner, Aspen Partners LLC, Aspen, Colorado (Private Equity); Chairman, Enterprise Software Roundtable, Aspen, Colorado (CEO Roundtable for Software Industry); Prior — Non-executive Chairman of the Board, Giga Information Group, Inc., Cambridge, Massachusetts (Global Technology Advisory Firm).
Director of Dreman Claymore Dividend & Income Fund and Novell, Inc.

Gale S. Fitzgerald Director since: 1999 Age — 56
Director, TranSpend, Inc., Palm Bay, Florida (Total Spend Optimization); Prior — President and CEO, QP Group, Inc., Parsippany, New Jersey (Procurement and Supply Solutions);
Director of Health Net, Inc.

Phillip B. Lassiter Director since: 1995 Age — 63	Retired Chairman of the Board and Chief Executive Officer, Ambac Financial Group, Inc., New York, New York (Financial Guarantee Insurance Holding Company). Director of Ambac Financial Group, Inc.

Position, Principal Occupation, Business Experience Last
Name, Term and Age	Five Years and Directorships

John N. Lauer Director since: 1992 Age — 68	Non-executive Chairman of the Board, Diebold, Incorporated, Canton, Ohio; Retired Chairman of the Board, Oglebay Norton Co., Cleveland, Ohio; Prior — Chairman of the Board and Chief Executive Officer, Oglebay Norton Co., Cleveland, Ohio (Industrial Minerals).

Eric J. Roorda Director since: 2001 Age — 56	President, Procomp Agropecuária Ltda, São Paulo, Brazil (Agribusiness); Prior — Chairman of the Board and President, Procomp Amazônia Indústria Eletronica, S.A., São Paulo, Brazil (Banking and Electoral Automation).

Thomas W. Swidarski Director since: 2006 Age — 48	President and Chief Executive Officer, Diebold, Incorporated, Canton, Ohio; Prior — President and Chief Operating Officer; Senior Vice President, Global Financial Self-Service; Senior Vice President, Strategic Development & Global Marketing; Vice President, Global Marketing, Diebold, Incorporated, Canton, Ohio.

Henry D. G. Wallace Director since: 2003 Age — 61	Former Group Vice President and Chief Financial Officer, Ford Motor Company (Automotive Industry). Director of Hayes Lemmerz International Inc., Ambac Financial Group, Inc. and Lear Corporation.

Alan J. Weber Director since: 2006 Age — 57	Retired Chairman and Chief Executive Officer, U.S. Trust Corporation, New York, New York (Financial Services Business); Prior — Vice Chairman and Chief Financial Officer, Aetna Inc., Hartford, Connecticut (Health Benefits Provider).

BENEFICIAL OWNERSHIP OF SHARES

To the knowledge of the Corporation, no person beneficially owned more than five percent of the outstand-
ing Common Shares as of December 31, 2006.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table shows the beneficial ownership of Common Shares of the Corporation, including those shares which individuals have a right to acquire, e.g., through exercise of options under the 1991 Plan, within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, by each director-nominee, and includes the Chief Executive Officer and the Chief Financial Officer, along with the other three most highly compensated executive officers of the Corporation, whom we refer to collectively as the Named Executive Officers, and for such persons and the other executive officers of the Corporation as a group as of March 12, 2007. Ownership is also reported as of January 31, 2007 for shares in the 401(k) Savings Plan over which the individual has voting power, together with shares held in the Employee Stock Purchase Plan.

	Common Shares			Percent
	Beneficially		Deferred	of
Director-Nominees:	Owned[1]		Shares[2]	Class

Louis V. Bockius III	203,817		—	0.31

Phillip R. Cox	2,250		—	*

Richard L. Crandall	23,839		—	0.04

Gale S. Fitzgerald	20,839		—	0.03

Phillip B. Lassiter	23,521		—	0.04

John N. Lauer	31,471		1,277	0.05

Eric J. Roorda	332,318		—	0.51

Thomas W. Swidarski	136,293	[3,4]	—	0.21

Henry D. G. Wallace	11,750		—	0.02

Alan J. Weber	3,750		—	0.01

Named Executive Officers:
Kevin J. Krakora Executive Vice President and Chief Financial Officer	62,309	[3]	—	0.09

Michael J. Hillock President, International	122,667	[3,4]	19,560	0.19

David Bucci Senior Vice President, Customer Solutions Group	206,674	[3,4]	7,500	0.31

Dennis M. Moriarty Senior Vice President, Global Security Division	69,158		1,475	0.11

All Current Director-Nominees and Executive Officers as a Group (25)	1,668,221	[3,4]	46,322	2.54

[1]	Under the 1991 Plan, directors Bockius, Cox, Crandall, Fitzgerald, Lassiter, Lauer, Roorda, Wallace and Weber each have stock options to acquire 10,750; 2,250; 14,750; 14,750; 14,750; 11,750; 18,750; 10,750; and 2,250 Common Shares, respectively, within 60 days following March 12, 2007. Messrs. Swidarski, Krakora, Hillock, Bucci and Moriarty have stock options issued under the 1991 Plan for 76,600; 39,750; 113,400; 156,500; and 47,000 Common Shares, respectively, which are exercisable within 60 days following March 12, 2007. Collectively as a group, all director-nominees and executive officers have stock options to acquire 793,375 Common Shares that are exercisable within 60 days following March 12, 2007 under the 1991 Plan. The Common Shares subject to the stock options described in this footnote are included in the above table.

[2]	The deferred shares for Messrs. Lauer, Hillock, Bucci and Moriarty are not included in the shares reported in the “Common Shares Beneficially Owned” column, nor are they included in the “Percent of Class” column.

[3]	Includes shares held in his name under the 401(k) Savings Plan over which he has voting power, and/or shares held in the Employee Stock Purchase Plan.

[4]	Includes shares held in the name of the spouse of the Named Executive Officer.

*	Less than 0.01%.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and executive officers, and persons who own more than 10% of the Corporation’s Common Shares, to file with the SEC reports of ownership of the Corporation’s securities on Form 3 and changes in reported ownership on Form 4 or Form 5. Such directors, executive officers and 10% shareholders are also required by SEC rules to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely upon a review of the reports furnished to the Corporation, or written representations from reporting persons that all reportable transactions were reported, the Corporation believes that during the year ended December 31, 2006, the Corporation’s directors, executive officers and 10% shareholders timely filed all reports they were required to file under Section 16(a).

COMPENSATION DISCLOSURE & ANALYSIS

The Corporation’s executive compensation program is administered by the Compensation Committee, which we refer to throughout this Compensation Disclosure and Analysis as the “Committee”. The role of the Committee is to oversee the Corporation’s compensation plans and policies, administer its stock plans and annually review and approve all compensation decisions relating to executive officers, including the Named Executive Officers.

The Corporation’s compensation program for its executives, including the Named Executive Officers, is designed to:

•	Link the financial interests of executives with those of shareholders through short- and long-term incentive plans that are clearly tied to corporate, business unit and individual performance.

•	Provide a balance of emphasis on both annual and long-term goals.

•	Provide a total compensation opportunity that is commensurate with the Corporation’s performance and competitive with a relevant peer group of companies.

•	Enable the Corporation to attract, retain and motivate high quality executives.

•	Encourage substantial share ownership by executives to engender an ownership culture.

The Corporation’s current executive compensation program is consistent with these objectives. An overview of this program is described in the following pages.

Executive Compensation Program Overview

The following table summarizes the key elements of the Corporation’s executive compensation program:

Factors Increasing or Decreasing
Element	Primary Purpose	Rewards	Target Pay Position
Base Salary	Reward individuals’ skills, experience and performance	• Performance against objectives • Individual responsibilities • Performance of the Corporation	Below median in order to emphasize variable pay components

Annual Bonuses	Motivate and reward achievement of annual financial objectives and individual goals	• Corporate EPS • Achievement of individual financial and non-financial goals	Above median

Long-Term Incentives
Performance Shares	Incentivize sustained performance over a three-year period	• Total shareholder return, or TSR, relative to peers and S&P 400 Mid-Caps	Total potential value is above median to provide competitive total compensation and build ownership. Value is delivered in the form of: • 50% performance shares at target results
Stock Options	Incentivize increase in shareholder value	• Stock price growth	• 50% options, valued using the Black-Scholes method

Benefits and Perquisites	Provide for basic life and income security needs	• Years of service	Median levels

Change-in-Control Benefits	Bridge to future employment if employment is terminated	• None; only paid in the event the executive’s employment is terminated	Below median levels

This mix of base salary, annual bonuses and long-term incentives, which we refer to throughout this Compensation Disclosure and Analysis as “total compensation,” makes up the Corporation’s total compensation program to its executives, including the Named Executive Officers. In addition, the Corporation occasionally awards special grants of restricted stock or restricted stock units, or RSUs, in cases of executive hiring, promotion and retention. In confirming the continued appropriateness of each pay element in the Corporation’s total compensation program, the Committee annually reviews the pay practices of similar size companies in related industries.

Market Benchmarking of Executive Compensation

In setting pay for executives, including the Named Executive Officers, the Corporation targets total compensation at the middle of a peer group of comparable companies, which we refer to throughout this Compensation Disclosure and Analysis as the “Peer Group”. However, actual compensation can vary widely based on corporate and individual performance, and experience.

The Committee annually reviews Peer Group practices for total compensation and periodically for other compensation elements. In addition to Peer Group data, the Corporation reviews data obtained from nationally recognized compensation surveys for a broad range of companies of comparable size and similar revenue. This additional information helps confirm Peer Group results and represents the broader market in which the Corporation competes for senior executives. In 2006, the Corporation developed data from both sources to benchmark all elements of total compensation, as well as for retirement practices.

Peer Group

The Committee also annually reviews the Corporation’s Peer Group itself, as companies may get merged, acquired, liquidated or otherwise disposed of, or may no longer be deemed to adequately represent the Corporation’s peers in the market.

Several factors are used to select Peer Group companies:

•	Company size: revenue, employees and market capitalization.

•	Products: capital equipment, technologically advanced systems and repair or maintenance services to such equipment or systems.

•	Markets: banking, financial services, health care, education, government, utilities and retailing.

•	Global operations.

The Corporation’s Peer Group was reduced through attrition during 2006 from 43 to 37 companies, and was further reduced in December 2006 to 31 companies because the Committee determined that several of the largest and smallest companies were no longer representative of the Corporation’s peers in the market. The Corporation believes that this group fairly represents the companies with which it competes for executive talent. The Peer Group also serves as one of the groups used to assess the Corporation’s TSR as part of its performance share plan. The following companies comprised the Corporation’s Peer Group and, as such, served as the primary basis for benchmarking the Corporation’s pay levels and practices:

Peer Group:
Affiliated Computer	Genlyte	Thomas & Betts
American Power Conversion	Harris	Unisys
Ametek	Hubbell	Varian Medical
Avaya	International Game Technology
Benchmark Electronics	Lennox
Cooper Industries	Mettler-Toledo
Corning	NCR	Removed from Peer Group
Crane	Pall	in December 2006:
Deluxe	PerkinElmer	3Com
Donaldson	Pitney Bowes	Bisys Group
Dover	Rockwell Automation	Danaher
Fiserv	Rockwell Collins	ITT Industries
Fisher Scientific	Sauer Danfoss	Parker-Hannifin
FMC Technologies	Teleflex	Unova (Intermec Inc.)

Pay Setting Process

In evaluating the Corporation’s total compensation program for its executives, conducting benchmarking, assessing its results, designing appropriate plans and recommending other potential actions, the Committee and management periodically utilize the services of an independent compensation consultant in accordance with the Committee’s charter. In 2006, the Committee and management utilized the services of Towers Perrin, a global professional services consulting firm, in this capacity.

The consultant serves at the will of the Committee and reports directly to its Chair, consistent with the Committee’s charter. At the direction of the Chair, the consultant also provides information to the Corporation’s CEO and Chief Human Resources Officer to use to prepare total compensation recommendations for the executives, including the Named Executive Officers (but excluding the CEO). These recommendations and the supporting information are then presented to the Committee for review and approval. The consultant also provides information to the Committee to use to prepare total compensation recommendations for the CEO. The Committee determines recommendations for the CEO’s total compensation package, which is then approved by independent members of the Board during executive session.

There are several factors that the Committee evaluates in determining increases or decreases in total compensation for each executive, including the Named Executive Officers, overall and by element, including:

•	Promotions/changes in the executive’s responsibilities;

•	Individual performance;

•	Company performance as measured by earnings per share, or EPS, TSR and stock price appreciation;

•	Peer Group practices; and

•	Broader market developments or trends.

The amount of total compensation realized or potentially realizable from prior compensation awards does not directly influence the level of total compensation paid or future pay opportunities. Moreover, the Corporation does not have a specific formula for allocating total compensation between current and long-term compensation or between cash and non-cash compensation. However, the Corporation does vary the mix of these elements based on competitive practices and management level to recognize each individual’s operating responsibilities and ability to impact short and long-term results.

Determination of Executive Compensation

Base Salaries

The Corporation pays salaries to recognize the skills, competencies, experience and individual performance an executive brings to his or her position. As a result, changes in salary focus primarily on changes in the executive’s responsibilities and an assessment of annual performance.

At the start of each year, executives, including the Named Executive Officers, provide individual performance objectives that relate specifically to their positions or departments. As a result, these personal goals vary from area to area, as well as by individuals within an area, to recognize their responsibilities and areas of influence. Performance against these objectives is assessed annually by the CEO, the Chief Human Resources Officer and the Committee. The Corporation’s Board assesses the CEO’s performance.

The Committee, with input from management, relies upon several factors when determining salary increases:

•	The executive’s performance against objectives established at the start of the year. Expectations regarding the executive’s future responsibilities and performance are also considered.

•	The executive’s salary and competitive (median) salaries for executives in Peer Group companies, which supports the Corporation’s goal of providing competitive compensation.

•	The Corporation’s philosophy regarding base salaries, which targets the Corporation’s salaries below the median of the Peer Group.

•	The Committee’s assessment of the Corporation’s overall performance versus goals, the Corporation’s operating plan, its forecasts and salaries of the Peer Group. In assessing results, the Committee relies on its judgment and does not rely on a specific formula. This evaluation ensures the Corporation has the financial capability to provide the increases and that they are reasonable in light of corporate performance.

Salary increases in 2006 for the executives as a whole were generally less than 4%. Increases maintained the Corporation’s desired position in the market, which is below the median of the Peer Group and other comparable-size companies. These increases considered the factors the Corporation normally uses to determine executive increases. The exceptions were the Corporation’s CEO and CFO, who received promotional salary increases of 85% and 63%, respectively, associated with their promotions to these positions at the end of 2005.

Annual Bonuses

Executives, including the Named Executive Officers, also have the ability to earn annual cash bonuses under the Corporation’s Annual Cash Bonus Plan, which was approved by shareholders in 2005, depending upon the performance of the Corporation against objective performance measures established by the Board at the beginning of each fiscal year. Bonuses under the plan provide incentives to meet or surpass specific short-term corporate financial goals. As a result, the Cash Bonus Plan balances the objectives of the Corporation’s other pay programs, which concentrate on long-term financial results (performance shares) and stock price growth (performance shares and stock options). Finally, annual cash bonuses allow the Corporation to maintain relatively low fixed compensation costs but still provide executives with competitive cash compensation, subject to performance.

The Corporation intends its target bonuses to be above median levels to compensate for its below-median salary position and to provide competitive overall cash compensation at target results. For 2006, the Corporation’s target bonuses were as follows:

•	CEO: 100% of salary

•	Other Named Executive Officers: 75% of salary

•	Other executives: 35% to 50% of salary

Actual bonuses can range from 0% to 200% of target depending on actual company performance. In this manner, the Corporation can reward executives with high levels of cash compensation for results that substantially exceed target performance expectations. Conversely, the Corporation pays relatively low levels of cash compensation for results that fail to meet minimally acceptable standards.

The Corporation has historically used EPS as the performance criteria for the annual cash bonuses. The Committee believes EPS represents an important bottom-line financial result that investors use to evaluate the value of the Corporation’s Common Shares. As a result, consistent increases in EPS over time should lead to improvements in shareholders’ investment. To pay these bonuses, the Corporation funds a bonus pool based on target opportunities and achieving a pre-established EPS target. The level of EPS achieved relative to target determines the actual size of the pool funded. For 2006, the following levels of EPS would fund the following results:

• Below Threshold	→	EPS<$1.74	→	No Bonuses Funded
• Threshold	→	EPS=$1.74	→	40% of Target Pool
• Target	→	EPS<$2.18	→	100% of Target Pool
• Maximum	→	EPS=$2.62	→	200% of Target Pool

In establishing these goals and evaluating results, the Committee may consider certain non-recurring or extraordinary items outside of the normal course of business and not reflective of the Corporation’s core performance. Accordingly, the EPS targets may not include these items. For example, in 2006 the Committee excluded certain items related to restructuring and realignment of the Corporation’s global manufacturing operations, as well as impairment and other charges related to the termination of its IT outsourcing agreement.

The Corporation uses two factors to distribute the pool. One-half of an executive’s funded award is paid automatically based on the Corporation’s EPS results. Payment of the other half is based on the achievement of the executive’s individual performance objectives. These goals typically consider objective financial results in the executive’s operating unit, area or department (e.g., revenue, operating profit, free cash flow, inventory goals). The CEO establishes the individual goals for his direct reports and the Committee sets the CEO’s individual performance objectives. In this way, the Corporation can reward individual contributions not fully captured by its EPS results. Moreover, the Corporation retains a strong emphasis on consolidated results because no bonuses are funded unless the Corporation achieves its threshold level of EPS performance.

EPS for 2006 funded a pool approximately equal to 71% of target. Under the plan, the Committee is authorized to consider negative discretion with respect to the bonuses on an individual basis; however, for 2006 cash bonuses the Committee used no discretion to adjust the pool, so the funded amount represented the pool available for distribution. Executives received bonuses ranging from 13.9% to 35.7% of target awards (one-half the amount funded) based on the Corporation’s EPS results. The remaining portion of the bonuses reported under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table represents the achievement of the Named Executive Officers’ individual performance objectives.

Long-Term Incentives

Overview.  The 1991 Plan provides the Corporation flexibility in the types of long-term incentives, or LTI, it can award to executives, including the Named Executive Officers, and includes stock options, performance shares, restricted stock and RSUs. The LTI granted in 2006 — collectively and individually — support the Corporation’s compensation philosophy:

•	Stock options align executives’ interests with those of shareholders because options only produce rewards to executives if the Corporation’s stock price increases after options are granted.

•	Performance shares reward executives for achieving sustained financial results as well as for increasing the Corporation’s stock price. As a result, they tie rewards to performance and provide an additional means to own stock.

•	Special grants of restricted stock and/or RSUs help in attracting and retaining key executives. Normally, the Corporation’s LTI focus on options and performance shares. However, the Corporation made special grants of RSUs in 2006 to select executives who were taking on new responsibilities critical to improving the Corporation’s long-term financial results. These grants are reported in the “2006 Grants of Plan-Based Awards” table.

LTI opportunities are based on competitive practices of the Corporation’s Peer Group. In addition, the Corporation takes into account the competitiveness of executives’ target cash compensation (salary plus target bonus) and competitive total compensation levels. This dollar difference represents the target value of LTI that Diebold delivers in the form of options and performance shares.

Timing of Equity Awards.  Historically, all eligible employees of the Corporation, including the executives and the Named Executive Officers, have received LTI awards at the first regularly scheduled Board meeting of the year, typically during the first two weeks of February.

This is usually five to 15 days after the Corporation reports its financial results for the fourth quarter and year-end for the preceding fiscal year. It is also more than two months before the Corporation reports first quarter earnings. The exceptions are awards to employees who are promoted or hired from outside the Corporation during the year. These employees may receive special awards as of the time of their promotion or hire date. As such, the Corporation does not time the grants of options or any other equity incentives to the release of material non-public information.

Stock Options.  Approximately 50% of the Corporation’s target LTI is delivered in the form of stock options. In this manner, the Corporation strikes a balance between awards tied only to stock price appreciation and those based on the full value of the Corporation’s Common Shares, as well as other performance factors. LTI delivered in the form of stock options are valued using the Black-Scholes option valuation method, the same one used by the Corporation to determine its accounting cost. Grant guidelines are developed according to an executive’s salary grade or level, organizational level, reporting relationships and job responsibilities, in order to maintain internal equity in the grants to participants. Actual grants also vary based on an assessment of several factors, including the market value of the Corporation’s Common Shares, the Corporation’s financial performance, shares available under the 1991 Plan, an individual’s target total compensation and his or her performance against individual objectives.

Executives, including the Named Executive Officers, receive option grants with the following characteristics:

•	Non-qualified stock options, which provide the Corporation with a tax deduction at the time of exercise to the degree executives incur taxable income.

•	Exercise price equal to the average of the Corporation’s high and low price on the date of grant so that executives do not receive options that are “in the money.” (For 2007, the Corporation will use the closing price on the date of grant).

•	Vest ratably over a four-year period to support executive retention.

•	Expire ten years after the date of grant to reward for long-term stock price appreciation.

•	Immediately vest upon a change in control of the Corporation.

•	Allow the Corporation to recover shares or proceeds of any exercise in the event the executive engages in any detrimental activity, as defined in the grant documents.

The exception was the Corporation’s CEO, who did not receive stock options in 2006. Instead, he received a special, one-time stock option grant of 150,000 stock options at the time of his promotion in December 2005. This grant was larger than the CEO’s normal grant to recognize his promotion and focus his attention on creating long-term value for shareholders, enhancing the Corporation’s operational excellence and improving its financial results. This grant also included special vesting requirements to emphasize retention and to reward only for sustained long-term results. The award does not vest until the seventh anniversary of the grant, provided the CEO is still employed at the Corporation. However, one-half of the award may vest early if the Corporation’s stock price reaches $50 per share for 20 consecutive trading days (a 32% improvement over the Corporation’s closing price on the date of grant). The other half of the award may vest early if the Corporation’s stock hits $60 per share for 20 consecutive trading days (a 58% improvement over the Corporation’s closing price on the date of grant).

Performance Shares.  The Corporation delivers the remaining 50% of target LTI in the form of performance shares. Performance shares are earned over a three-year performance period, determined as of the date of the Corporation’s fourth quarter and year-end earnings release immediately following such performance period, with actual awards varying from target based on the achievement of financial objectives established by the Board at the start of the period. No dividends are paid on performance shares until earned. The award of performance shares in this way is consistent with the Corporation’s objective to take a balanced approach to LTI by rewarding sustained financial performance as well as stock price appreciation. The expected value of a performance share at the time of grant (based on the Corporation’s stock price) determines the number of target performance shares potentially awarded. Management then develops performance share grant guidelines on the same principles used to develop stock option grant guidelines.

Executives, including the Named Executive Officers, received target performance share awards for the 2006 to 2008 period with the following characteristics:

•	The Corporation’s TSR for the period relative to the Peer Group and the S&P Mid-Cap 400 Index determines the actual number of performance shares earned. Results in each area are weighted equally. This approach underscores the importance of providing shareholder returns equal or greater than those companies similar to the Corporation. Moreover, it also balances the focus of stock options, the value of which are tied to the absolute growth in the Corporation’s stock price.

•	The actual number of shares earned ranges from 0% to 200% of an individual’s target award.

–	If the Corporation’s relative TSR is below each groups’ 20th percentile, then no performance shares are earned. As a result, the Corporation requires executives to provide shareholders a minimally acceptable return before any rewards can be earned.

–	Executives can earn the maximum number of shares if the Corporation’s TSR equals or exceeds the 80th percentile of each group. In this manner, executives receive the highest level of rewards under the plan only when the Corporation’s performance is superior to that of other similar companies.

–	A matrix is used to determine awards for results between threshold and maximum.

For the 2004 to 2006 performance period, executives received performance shares approximately equal to 59% of target. Goals for this period were similar to those established for the 2006 to 2008 period. The Corporation’s TSR performance relative to the Peer Group and the S&P Mid-Cap 400 Index determined actual awards, with results in each area equally weighted. Each measure had threshold and maximum results, with a matrix used to determine awards for performance between threshold and maximum. The executive’s individual performance is not a factor in determining actual shares awarded. The Corporation’s TSR for the period was 9th in the Peer Group and 278th in the S&P Mid-Cap 400 Index. This was between the threshold and maximum performance objectives set at the start of the period and produced an award equal to 59% of the target award. Executives received shares equal to this percent of target, as no discretion was used to increase or decrease the results based on the Corporation’s relative TSR. Accordingly, the performance shares earned by the Named Executive Officers for the 2004 to 2006 performance period where as follows: Thomas W. Swidarski, 5,900 shares; Kevin J. Krakora, 2,360 shares; Dave Bucci, 5,900 shares; Michael J. Hillock, 5,736 shares; and Dennis M. Moriarty, 1,475 shares.

Special Grants of RSUs.  The Corporation made several management changes during the later part of 2005 and early 2006. Several executives took on new or greatly expanded roles and responsibilities critical to enhancing the Corporation’s operational excellence, increasing its financial results and improving shareholder value. As a result, the Committee felt it was important to provide select executives an additional incentive. The purpose of these awards was to ensure retention of the executives’ services through this transition period and to further enhance their incentive for building shareholder value.

Individuals in key roles, as determined by the CEO and the Committee, including some of the Named Executive Officers, received RSUs ranging in value from 23 to 185 percent of their salary. These grants for the applicable Named Executive Officers are reported below in the “2006 Grants of Plan-Based Awards” table.

Dividend equivalents are paid on these RSU awards the same as Common Shares, consistent with the terms of the Corporation’s standard RSU agreement. However, unlike the Corporation’s standard RSU agreement, the special RSUs have vesting requirements similar to those of the CEO’s special one-time stock option grant. RSUs typically vest three years following the date of grant; however, these special RSUs vest on the grant’s seventh anniversary, provided the executive is still employed by the Corporation. Similarly, one-half of the RSUs may vest early if the Corporation’s stock price reaches $50 per share for 20 consecutive trading days. The other half of the RSUs may vest early if the stock price reaches $60 per share for 20 consecutive trading days. These common goals help foster teamwork and cooperation among the Corporation’s executive team. The Committee excluded the CEO from this program because it believed his special option grant at the time of his promotion offered sufficient incentive to accomplish the Committee’s objectives.

Perquisites and Other Personal Benefits

The Corporation’s executives, including the Named Executive Officers, are also eligible to participate in the following additional pay elements as part of their total compensation package.

Benefits

The Corporation provides executives medical, dental, long-term disability, life insurance and severance benefits under the same programs used to provide benefits to all U.S.-based associates. Executives may buy additional life insurance coverage at their own expense, but not long-term disability. The maximum life insurance that may be bought by an executive is $1.5 million. Executives’ benefits are not tied to individual or company performance, which is the same approach used for other associates. Moreover, changes to executives’ benefits reflect the changes to the benefits of other associates.

Perquisites

The Corporation provides its executives with perquisites that are also not tied to individual or company performance. The Corporation believes that these benefits are set at a reasonable level, are highly valued by recipients, have limited cost, are part of a competitive reward program and help in attracting and retaining high quality executives. The Corporation’s executives receive the following perquisites, the values of which differ based on an officer’s reporting level:

•	Company car or car allowance, including: tax gross-up, repair and maintenance allowance, and insurance allowance.

•	Membership at one country club, which is anticipated to be used for business as well as personal purposes.

•	Reimbursement for financial planning services to assist executives in managing the rewards earned under the Corporation’s programs.

•	A complete annual physical exam, including: assessment of overall health, screening and risk reviews for chronic diseases, exercise and dietary analysis, and other specialty consultations.

The Committee periodically reviews the Corporation’s practices in this area and makes any necessary adjustments based on competitive practices, consistency with the Corporation’s total compensation philosophy and objectives and cost to provide these personal benefits. The Committee did not change the Corporation’s practices relating to executive perquisites in 2006; however, the Committee has decided that beginning in 2007, the Corporation will no longer provide tax gross-ups in connection with any executive perquisites.

Deferred compensation

Executives, including the Named Executive Officers, have the ability to defer receipt of annual cash bonuses and performance shares pursuant to the Corporation’s 2005 Deferred Incentive Compensation Plan. Current investment choices under the plan for cash deferrals (cash bonuses and dividends on deferred performance shares) mirror those used in the Corporation’s 401(k) plan, except company stock. As a result, the plan offers executives another means to save for retirement. The Corporation’s deferred compensation plan does not provide participants with additional compensation, but merely provides a tax deferred investment vehicle. Deferrals represent earned incentives that would have been paid to the executive except for the voluntary election of the executive. Moreover, the Corporation does not guarantee any specific rate of return nor does it contribute to the return that may be earned. As a result, the current program does not increase the Corporation’s compensation costs.

The current investment options have been in place since January 2006. Prior to 2006, cash deferrals under the plan earned a return equal to Moody’s Seasoned Bond Rate plus 3%. During 2005, the Committee reviewed the investment choices of the Corporation’s deferred compensation program and concluded that the Corporation’s practice was not consistent with competitive practices in the market or the principles of the Corporation’s total compensation program. As a result, the Committee changed the program’s investment choices to mirror those of the Corporation’s 401(k) plan.

Retirement

The Corporation also maintains qualified and non-qualified retirement programs. The executives, including the Named Executive Officers, participate in the Corporation’s qualified defined contribution (401(k)) plan on the same terms as all other associates. Under the Corporation’s qualified plan, the Corporation will match 60% of the first 3% of pay that is contributed by the associate to the plan, and 40% of the next 3% of pay contributed.

The Corporation also has two existing non-qualified supplemental retirement plans, the Supplemental Executive Retirement Plans I and II, which are now closed to new participants. Mr. Bucci and Mr. Hillock participate in the SERP I, but are not eligible for early retirement. Mr. Swidarski is the only participant in the SERP II.

During 2006, the Committee asked its independent consultant to review the Corporation’s retirement program. The review concluded that the Corporation’s retirement benefits were below median levels for executives in similar positions in its Peer Group and at other comparable companies. As a result, the Committee changed the Corporation’s non-qualified retirement program to:

•	Provide retirement benefits as a percent of pay comparable to that of other associates who are not constrained by regulatory limits.

•	Replace lost retirement income due to regulatory limits.

•	Offer competitive benefits to newly appointed senior executives.

•	Enhance the retention and recruitment of high-quality executives.

Based upon its review, the Committee has adopted the following non-qualified retirement programs for implementation in 2007:

•	Restoration SERP. Benefits under this plan are determined under the same basis as the Corporation’s qualified defined contribution and defined benefit retirement plans, the latter of which is closed to new participants. This plan makes up for benefits that might have been limited because of Internal Revenue Service pay limits.

•	New SERP. This plan is designed to provide participants a total benefit equal to 50% of final average compensation (defined as salary and bonus) from all sources of company-provided retirement income (qualified retirement plan, defined benefit/defined contribution restoration SERP, one-half of Social Security and New SERP). Changes in participants’ salaries and annual bonuses can affect the magnitude of benefits provided under these plans.

Participation in the plans is limited to executive officers in positions that help develop, implement and modify the Corporation’s long-term strategic plan, as nominated by the CEO and approved by the Committee. Details regarding these benefits for the Named Executive Officers will be presented in the Corporation’s proxy statement for the 2008 Annual Meeting.

Change-in-control benefits

The Corporation has entered into change-in-control agreements with its executive officers, including the Named Executive Officers. These agreements provide executives with the potential for continued employment for two years following a change-in-control. As a result, these agreements help retain these executives and provide for management continuity in the event of an actual or threatened change-in-control. They also help ensure that the executives’ interests remain aligned with shareholders’ interests during a time when their continued employment may be in jeopardy. Finally, they provide some level of income continuity should an executive’s employment be terminated without cause. The agreements provide:

•	Severance of three times salary for the CEO and two times salary for the other Named Executive Officers and other executives.

•	Two years of continued participation in employee health and welfare benefit plans.

•	One year of additional service for determining the executives’ non-qualified retirement benefits.

Change-in-control benefits are only paid upon the occurrence of two events, a so-called “double trigger.” First, there must be a “change in control” of the Corporation, as defined in the agreements. Second, the executives must be terminated without cause or they must terminate their own employment for good cause, as described in the agreements. In this manner, benefits are only paid to executives if they are adversely affected by a change-in-control, consistent with the agreements’ objectives.

Based upon reviews conducted by the Corporation’s independent consultant, the Corporation believes its change-in-control benefits are below median levels for executives in similar positions in its Peer Group and at other comparable companies.

Other Compensation Policies

Stock Ownership Guidelines

The Corporation established stock ownership guidelines for its executives in 1996. Ownership guidelines reinforce the primary goals of the Corporation’s LTI: build stock ownership among executives and ensure their long-term economic interests are aligned with those of other shareholders.

Prior to 2006, ownership guidelines were based on a multiple of an executive’s salary, the executive’s stock holdings and the Corporation’s stock price. As a result, changes in these criteria could change the number of shares required to meet the executive’s guideline. Executives were expected to meet the following ownership guidelines within five years:

•	Chief Executive Officer: 10x salary

•	President and Chief Operating Officer: 8x salary

•	Executive and Senior Vice Presidents: 6x salary

•	Vice Presidents and Group Vice Presidents: 4x salary.

In determining an executive’s stock holdings, the Corporation counts the shares directly owned by the executive, including unvested restricted shares and shares deferred pursuant to the Corporation’s deferred compensation program, as well as the following stock equivalents: deferred shares/RSUs and the potential after-tax shares owned through the executive’s 401(k) savings plan account. Outstanding options and unearned performance shares do not count toward the executives’ stock ownership guidelines.

The Corporation reviewed its ownership guidelines in 2006. It found the Corporation’s ownership guidelines were well-above median levels for executives in similar positions in its Peer Group and at other comparable companies. The Corporation’s approach to LTI supported this practice, as LTI were usually set above median levels. However, in 2006, the Corporation modified its ownership requirements to:

•	Provide shareholders and executives a clearer view on the level of ownership required.

•	Increase the financial flexibility executives have in meeting those requirements.

•	Maintain executives’ commitment to share ownership once ownership targets are achieved.

As a result, the Corporation adopted fixed share ownership guidelines. The new levels of ownership set forth in these guidelines are approximately the same as the Corporation’s pre-existing ownership guidelines based on the executives’ current salaries and the Corporation’s stock price on October 5, 2006. The definition of shares that count toward meeting the guidelines has also been retained.

•	Chief Executive Officer: 130,000 shares

•	President and Chief Operating Officer: 100,000 shares

•	Executive and Senior Vice Presidents: 50,000 shares

•	Vice Presidents and Group Vice Presidents: 25,000 shares

•	Other Senior Management: 15,000 shares.

In addition, until guidelines are met, executives must hold at least 80% of the net shares of stock received from any equity-based awards, after deductions for taxes and exercise costs. Once the guidelines are met, the executives are required to hold at least 40% of the net shares of stock received from any equity-based awards, after such deductions.

The stock holdings of the Named Executive Officers are set forth under “Security Ownership of Directors and Management.”

The Committee reviews management’s stock holdings annually to monitor progress toward the stock ownership guidelines. However, the Corporation does not impose any penalties on executives who fail to meet the stock ownership guidelines. This is because the new guidelines mandate some level of stock ownership whenever an executive would realize any value from an equity-based award. Moreover, the Corporation does not allow executives to hedge the economic risk associated with stock ownership.

Limitations on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

In order to qualify as performance-based compensation, the Corporation’s compensation plans must meet certain requirements, including shareholder approval. The Corporation has taken steps intended to ensure it is not adversely affected by Section 162(m). To that end, the Corporation’s annual bonuses, grants of performance shares and awards of stock options are designed to meet the section’s deductibility requirements. However, base salaries and grants of restricted stock may not qualify as performance-based compensation and would not be excluded from the limitation on deductibility. As result, the Corporation has a policy pursuant to which certain executives have entered into agreements to automatically defer amounts affected by the $1 million limitation until the time when that limitation no longer applies.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Corporation began accounting for stock-based payments, including stock options, performance shares, restricted shares and RSUs, in accordance with the requirements of Financial Accounting Standards 123R.

COMPENSATION COMMITTEE REPORT

As noted above, the Compensation Committee is comprised of Phillip B. Lassiter, Chair, Phillip R. Cox, Gale S. Fitzgerald and John N. Lauer. Each member meets the independence standards of the NYSE corporate governance requirements.

The Corporation, with the Committee’s guidance and approval, has developed compensation programs based on its compensation philosophy for executive officers. The Corporation relies on its annual cash bonus award and LTI, tied directly to individual, business unit and corporate performance, to provide total direct compensation that is aligned to achievement of pre-established goals for the year. The Committee determines specific compensation elements for the CEO and considers and acts upon recommendations made by the CEO regarding the other executives.

The agenda for meetings of the Committee is determined by its Chairman with the assistance of the Chief Human Resources Officer. The meetings are regularly attended by the Chairman of the Board (when not a member of the Committee), the Chief Executive Officer and the Chief Human Resources Officer. At each meeting, the Committee meets in executive session. The Chairman of the Committee reports the Committee’s actions or recommendations to the full Board of Directors. The Corporation’s Human Resources and Legal/Corporate Secretarial departments support the Committee in its duties and may be delegated certain administrative duties in connection with the Corporation’s compensation programs. The Committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of executive compensation and the sole authority to approve the fees and other retention terms of any such consultants. The Committee regularly engages an independent consult to conduct annual reviews of its total compensation programs for executives. The consultant also provides information to the Committee on trends in executive compensation and other market and Peer Group data.

The Committee has reviewed and discussed the above “Compensation Discussion and Analysis” and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006 and this proxy statement.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Securities Exchange Act of 1934.

The Compensation Committee:

Phillip B. Lassiter, Chair
Phillip R. Cox
Gale S. Fitzgerald
John N. Lauer

EXECUTIVE COMPENSATION

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers of the Corporation for the fiscal year ended December 31, 2006. The amounts shown include compensation for services in all capacities that were provided to the Corporation including any amounts which may have been deferred.

Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Non-qualified
				Stock	Option	Incentive Plan	Deferred	All Other
		Salary	Bonus	Awards[1]	Awards[2]	Compensation[3]	Compensation	Compensation[5]	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	Earnings[4] ($)	($)	($)

Thomas W. Swidarski	2006	550,000	0	674,188	597,741	392,500	21,000	93,727	2,329,156
President and Chief Executive Officer

Kevin J. Krakora	2006	320,000	0	381,635	158,861	171,273	11,000	44,578	1,087,347
Executive Vice President and Chief Financial Officer

Michael J. Hillock	2006	309,000	0	569,035	614,022	165,385	0	61,056	1,718,498
President, International

David Bucci	2006	302,940	0	543,001	604,016	154,035	0	51,174	1,655,166
Senior Vice President, Customer Solutions Group

Dennis M. Moriarty	2006	250,000	0	279,983	115,495	130,462	16,000	37,581	829,521
Senior Vice President, Global Security Division

[1]	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of performance shares, restricted shares and special RSUs granted in 2006 and in prior years, in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For restricted shares and RSUs, the fair value is calculated using the fair market value on the date of grant, taken ratably over the stated restricted period or vesting period, as applicable. For performance shares, the fair value is calculated using a trinomial lattice valuation model, using Monte Carlo simulation, to determine the assumed payout. The fair market value on the date of grant at the assumed payout is then taken ratably over the stated performance period. For the 2004-2006, 2005-2007 and 2006-2008 performance periods, the assumed payouts were 95.7%, 103.4% and 124.2%, respectively. The performance shares (at target) and special RSUs awarded to the Named Executive Officers in 2006 are reflected below under “2006 Grants of Plan-Based Awards.” The terms of the performance shares and special RSUs are discussed in more detail above under “Compensation Discussion and Analysis.” For additional information on performance shares, restricted shares and RSUs awarded to the Named Executive Officers in prior years, see below under “Outstanding Equity Awards at 2006 Fiscal Year End.” These amounts reflect the Corporation’s accounting expense for these awards, and do not necessarily correspond to the actual value that will be realized by the Named Executive Officers.

[2]	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to the Named Executive Officers in 2006 and in prior years, in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the fair value of these stock options can be found under Note 9 to the Consolidated Financial Statements in the Corporation’s 2006 Annual Report on Form 10-K for the year ended December 31, 2006. The stock options awarded to the Named Executive Officers in 2006 are reflected below under “2006 Grants of Plan-Based Awards.” Mr. Swidarski received 150,000 stock options as part of his sign-on package in December 2005, and so did not receive additional stock options in 2006. For additional information on stock options awarded to the Named Executive Officers in prior years, see below under “Outstanding Equity Awards at 2006 Fiscal Year End.” These amounts reflect the Corporation’s accounting expense for these awards, and do not necessarily correspond to the actual value that will be realized by the Named Executive Officers.

[3]	This column reflects amounts earned by the Named Executive Officers under the Corporation’s Annual Cash Bonus Plan for the 2006 fiscal year, but were not actually paid out until February 2007. For a more detailed description of the related performance measures for the Annual Cash Bonus Plan, see above under “Compensation Disclosure and Analysis.”

[4]	Amounts shown are the difference between the value of pension benefits earned as of December 31, 2006 based on a 6.125% discount rate and the RP-2000 Mortality Table and the value of pension benefits earned as of December 31, 2005 based on a 5.75% discount rate and the 1983 Group Annuity Mortality Table. The values were determined assuming the probability is nil that the Named Executive Officer will terminate, retire, die or become disabled before normal retirement date. There was no above-market or preferential interest earned by any Named Executive Officer in 2006 on non-qualified deferred compensation.

[5]	The amounts reported for “All Other Compensation” consist of amounts provided to the Named Executive Officers with respect to (a) the use of an automobile or cash in lieu thereof, (b) club memberships, (c) the dollar value of insurance premiums paid by the Corporation for the benefit of the executive, (d) amounts contributed for the executive under the Corporation’s 401(k) plan, (e) tax gross-ups and (f) financial planning services/tax assistance. The Named Executive Officers also received an additional perquisite in the form of an annual physical exam.

	All Other Compensation ($)
Names	(a)	(b)	(c)	(d)	(e)	(f)

Thomas W. Swidarski	$23,403	$15,411	$1,119	$5,670	$31,761	$15,105
Kevin J. Krakora	13,129	10,056	673	5,670	9,529	3,636
Michael J. Hillock	13,050	9,509	2,434	5,670	13,019	10,000
David Bucci	12,550	9,774	1,092	5,670	10,880	9,625
Dennis M. Moriarty	11,613	5,983	798	5,670	7,912	1,965

2006 Grants of Plan-Based Awards

								All Other	All Other
								Stock	Option		Closing
								Awards:	Awards:		Market	Grant Date
								Number of	Number of		Price of	Fair Value
								Shares of	Securities	Exercise or	Award on	of Stock and
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			Stock or	Underlying	Base Price	Date of	Option
	Grant	Thresh.	Target	Max	Thresh.	Target	Max	Units[3]	Options[4]	of Option	Grant	Awards[6]
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	Awards[5] ($/Sh)	($/Sh)	($)

Thomas W. Swidarski	2/20/06	—	—	—	6,000	20,000	40,000	—	—	39.43	39.54	788,600
	2/15/06	220,000	550,000	1,100,000	—	—	—	—	—	—	—	—
Kevin J. Krakora	2/20/06	—	—	—	—	—	—	—	25,000	39.43	39.54	346,500
	2/20/06	—	—	—	—	—	—	15,000	—	39.43	39.54	591,450
	2/20/06	—	—	—	3,000	10,000	20,000	—	—	39.43	39.54	394,300
	2/15/06	96,000	240,000	480,000	—	—	—	—	—	—	—	—
Michael J. Hillock	6/8/06	—	—	—	—	—	—	—	6,000	41.25	41.68	85,140
	6/8/06	—	—	—	—	—	—	500	—	41.25	41.68	20,625
	6/8/06	—	—	—	999	3,333	6,666	—	—	41.25	41.68	137,486
David Bucci	2/20/06	—	—	—	—	—	—	—	25,000	39.43	39.54	346,500
	2/20/06	—	—	—	3,000	10,000	20,000	—	—	39.43	39.54	394,300
	2/15/06	90,882	227,205	454,410	—	—	—	—	—	—	—	—
Dennis M. Moriarty	2/20/06	—	—	—	—	—	—	—	10,000	39.43	39.54	138,600
	2/20/06	—	—	—	—	—	—	9,000	—	39.43	39.54	354,870
	2/20/06	—	—	—	1,500	5,000	10,000	—	—	39.43	39.54	197,150
	2/15/06	75,000	187,500	375,000	—	—	—	—	—	—	—	—

[1]	This column presents information about the potential payout under the Corporation’s Annual Cash Bonus Plan for fiscal year 2006, payable in February 2007. The actual amount paid is reflected in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.” For a more detailed description of the related performance measures for the Annual Cash Bonus Plan, see above under “Compensation Disclosure and Analysis.”

[2]	This column presents information about performance shares awarded during 2006 pursuant to the 1991 Plan. The performance measures are calculated over the three-year period beginning on January 28, 2006 through the day of the Corporation’s annual earnings release in January 2009. No amount is payable unless the threshold amount is exceeded. The maximum award amount, which can be up to 200% of the target amount, will be earned only if the Corporation achieves the maximum performance measure. For a more detailed description of performance shares and the related performance measures, see above under “Compensation Disclosure and Analysis.”

[3]	This column reflects special, one-time grants of RSUs as of February 20, 2006, the terms of which are discussed in more detail above under “Compensation Discussion and Analysis.”

[4]	All stock option grants were new and not granted in connection with an option repricing transaction, and the terms of the stock options were not materially modified in 2006.

[5]	In 2006 and in prior years, the exercise price of stock options was determined using the average of the high and low price of the Corporation’s stock on the date of grant.

[6]	The value of performance shares was calculated using the fair market value of the shares (at target) on the grant date and reflects the total amount that the Corporation would expense in its financial statements over the awards’ three-year performance period, in accordance with FAS 123R. The assumptions used in calculating the assumed payout of performance shares is discussed in footnote 1 to the Summary Compensation Table. The value of the special RSUs was calculated using the fair market value of the shares on the grant date and reflects the total amount that the Corporation would expense in its financial statements over the awards’ seven-year vesting schedule, in accordance with FAS 123R. For stock options, the fair value is calculated using the Black-Scholes value on the grant date of $13.86 (for Mr. Hillock, the Black-Scholes value was $14.19), calculated in accordance with FAS 123R. The assumptions used in calculating the fair value of these stock options can be found under Note 9 to the Consolidated Financial Statements in the Corporation’s 2006 Annual Report on Form 10-K for the year ended December 31, 2006.

Narrative Disclosure to Summary Compensation Table
and 2006 Grants of Plan-Based Awards Table

The Corporation has not entered into any employment agreements with any of the Named Executive Officers, except for the CEO.

In April 2006, the Corporation entered into an employment agreement with Mr. Swidarski, with a term of two years and with automatic one-year renewals thereafter unless either party notifies the other at least six months before the scheduled expiration date that the term is not to renew. Pursuant to his agreement, Mr. Swidarski is to receive a base salary of $550,000 for the first year, as well as other compensation, including bonus opportunities up to 200% of base salary. Further, as part of his employment agreement, Mr. Swidarski is also entitled to the following perquisites: a monthly auto allowance up to $3,295, plus tax gross-up; financial planning and tax preparation services up to $20,000 annually; country club dues and fees; and an annual physical examination.

In the event that Mr. Swidarski is terminated without cause, he is entitled to receive severance payments, including: a lump sum amount equal to two years base salary; a lump sum amount equal to twice his target annual cash bonus for the year in which termination occurs; a pro rata annual cash bonus for the year in which termination occurs, but only to the extent an annual cash bonus is paid to others for the year of termination; and continued participation in the company’s employee benefits plans for a period of two years (not including any qualified or non-qualified pension plan or 401(k) plan). Mr. Swidarski is also subject to non-competition and non-solicitation obligations for a period of two years following his termination of employment, regardless of the circumstances surrounding such termination.

When setting total compensation for each of the Named Executive Officers, the Compensation Committee reviews tally sheets, which show the executive’s current compensation, including equity and non-equity based compensation.

In the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table, the benefit values for Mr. Bucci and Mr. Hillock actually decreased from 2005 to 2006 by $19,000 and $34,000, respectively, primarily due to an increase in the discount rate used to determine the pension values

Based on the fair value of equity awards granted to Named Executive Officers in 2006 and the base salary of the Named Executive Officers, “Salary” accounted for approximately 26% of the total compensation of the Named Executive Officers, while incentive compensation accounted for approximately 67% of the total compensation of the Named Executive Officers. Because the value of certain equity awards is based on the grant date fair value determined in accordance with FAS 123R, these percentages may not be able to be derived using the amounts reflected in the tables above.

For a more detailed description of the material terms of the awards granted to the Named Executive Officers in 2006, see above under “Compensation Discussion and Analysis.”

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table provides information relating to exercisable and unexercisable stock options as of December 31, 2006 for the Named Executive Officers. In addition, the following table provides information relating to grants of restricted shares, RSUs and performance shares to the Named Executive Officers that have not yet vested as of December 31, 2006. No stock appreciation rights were outstanding as of December 31, 2006.

	Option Awards[1]					Stock Awards
			Equity Incentive
			Plan Awards:					Equity Incentive Plan Awards:
			Number of					Number of
			Securities			Number of	Market Value	Unearned Shares,	Market or Payout
	Number of Securities		Underlying			Shares or	of Shares or	Units or Other	Value of Unearned
	Underlying Unexercised		Unexercised	Option		Units of Stock	Units of Stock	Rights	Shares, Units or
	Options		Unearned	Exercise	Option	That Have Not	That Have	That Have Not	Other Rights That
	Exercisable	Unexercisable	Options	Price	Expiration	Vested[2]	Not Vested[3]	Vested[4]	Have Not Vested[3]
Name	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)

Thomas W. Swidarski	900	—	—	$38.08	1/29/07	—	$—	—	$—
	600	—	—	47.53	1/28/08	—	—	—	—
	1,300	—	—	34.81	1/27/09	—	—	—	—
	1,500	—	—	22.88	1/26/10	—	—	—	—
	8,000	—	—	28.69	2/6/11	—	—	—	—
	15,000	—	—	36.59	2/5/12	—	—	—	—
	15,000	5,000	—	36.31	2/4/13	—	—	—	—
	12,500	12,500	—	53.10	2/10/14	—	—	—	—
	5,725	17,175	—	55.23	2/9/15	—	—	—	—
	—	150,000	—	37.87	12/11/15	—	—	—	—
	—	—	—	—	—	—	—	39,900	1,859,340

Kevin J. Krakora	5,000	—	—	35.60	9/17/11	—	—	—	—
	8,000	2,000	—	36.59	2/5/12	—	—	—	—
	7,500	2,500	—	36.31	2/4/13	—	—	—	—
	3,500	3,500	—	53.10	2/10/14	—	—	—	—
	1,625	4,875	—	55.23	2/9/15	—	—	—	—
	—	25,000	—	39.43	2/19/16	—	—	—	—
	—	—	—	—	—	15,000	699,000	—	—
	—	—	—	—	—	—	—	18,000	838,800

Michael J. Hillock	9,000	—	—	47.53	1/28/08	—	—	—	—
	25,000	—	—	36.59	2/5/12	—	—	—	—
	25,000	—	—	36.31	2/4/13	—	—	—	—
	25,000	—	—	53.10	2/10/14	—	—	—	—
	23,400	—	—	55.23	2/9/15	—	—	—	—
	6,000	—	—	41.25	6/7/16	—	—	—	—
	—	—	—	—	—	—	—	31,200	1,453,920

David Bucci	2,250	—	—	38.08	1/29/07	—	—	—	—
	9,000	—	—	47.53	1/28/08	—	—	—	—
	35,000	—	—	22.88	1/26/10	—	—	—	—
	25,000	—	—	28.69	2/6/11	—	—	—	—
	25,000	—	—	36.59	2/5/12	—	—	—	—
	18,750	6,250	—	36.31	2/4/13	—	—	—	—
	12,500	12,500	—	53.10	2/10/14	—	—	—	—
	6,250	18,750	—	55.23	2/9/15	—	—	—	—
	—	25,000	—	39.43	2/19/16	—	—	—	—
	—	—	—	—	—	1,250	58,250	—	—
	—	—	—	—	—	—	—	31,100	1,449,260

Dennis M. Moriarty	3,000	—	—	38.08	1/29/07	—	—	—	—
	1,500	—	—	47.53	1/28/08	—	—	—	—
	4,000	—	—	34.81	1/27/09	—	—	—	—
	4,000	—	—	22.88	1/26/10	—	—	—	—
	8,000	—	—	28.69	2/6/11	—	—	—	—
	8,000	—	—	36.59	2/5/12	—	—	—	—
	7,500	2,500	—	36.31	2/4/13	—	—	—	—
	3,500	3,500	—	53.10	2/10/14	—	—	—	—
	1,875	5,625	—	55.23	2/9/15	—	—	—	—
	—	10,000	—	39.43	2/19/16	—	—	—	—
	—	—	—	—	—	9,750	454,350	—	—
	—	—	—	—	—	—	—	11,100	517,260

[1]	With the exception of Mr. Swidarski’s award of 150,000 stock options, all of the stock options outstanding at 2006 fiscal year-end vest ratably over a four-year period beginning on the first anniversary of the date of grant. Mr. Swidarski’s award of 150,000 stock options has a seven-year cliff vest; however, one-half of the award may vest early if the Corporation’s stock price reaches $50 per share for 20 consecutive trading days, while the other half of the award may vest early if the Corporation’s stock price reaches $60 per share for 20 consecutive trading days.

[2]	This column reflects unvested RSUs and restricted shares granted to the Named Executive Officers that had not yet vested as of December 31, 2006. Included in this column are special grants of RSUs awarded to Messrs. Krakora and Moriarty in 2006 of 15,000 RSUs and 9,000 RSUs, respectively, with a seven-year cliff vest; however, these RSUs may vest earlier in the same proportions and under the same circumstances as Mr. Swidarski’s stock options discussed in footnote 1 above. The remaining RSUs and restricted shares included in this column have a three-year cliff vest.

[3]	The market value was calculated using the closing price of the shares of $46.60 as of December 29, 2006.

[4]	This column reflects performance shares (at target) granted to the Named Executive Officer that had not yet been earned as of December 31, 2006.

2006 Option Exercises and Stock Vested

	Option Awards		Stock Awards
			Number of Shares
	Number of Shares	Value Realized on	Acquired	Value Realized
	Acquired on Exercise	Exercise[1]	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Thomas W. Swidarski	1,500	$11,300	0	$0
Kevin J. Krakora	0	0	0	0
Michael J. Hillock	85,000	1,326,375	2,485	115,876
David Bucci	25,000	205,215	0	0
Dennis M. Moriarty	0	0	0	0

[1]	The value realized is calculated (a) for options, by determining the difference between the market price of the underlying securities at the date of exercise and the exercise or base price of the options, and (b) for RSUs and restricted shares, by multiplying the number of shares of stock or units, as applicable, by the market value of the underlying securities on the vesting date.

2006 Pension Benefits

			Present Value of
		Number of Years of	Accumulated	Payment During
Name	Plan Name	Credited Service(#)	Benefit[1]($)	Last Fiscal Year($)

Thomas W. Swidarski	Qualified Retirement Plan	10.0833	$98,000	—
	SERP II	10.0833	15,000	—
Kevin J. Krakora	Qualified Retirement Plan	5.0000	48,000	—
David Bucci	Qualified Retirement Plan	29.0000	1,440,000	—
	SERP I	29.0000	888,000	—
Michael J. Hillock	Qualified Retirement Plan	27.5833	1,500,000	—
	SERP I	27.5833	1,500,000	—
Dennis M. Moriarty	Qualified Retirement Plan	9.8333	118,000	—

[1]	The values are determined based on a 6.125% discount rate and the RP-2000 Mortality Table and are calculated assuming that the probability is nil that a Named Executive Officer terminates, dies, retires or becomes disabled before normal retirement date.

The Corporation maintains three defined benefit plans that cover the Named Executive Officers. The first is the Diebold, Incorporated Retirement Plan for Salaried Employees, or Qualified Retirement Plan, which provides funded, tax-qualified benefits under the Internal Revenue Code to all salaried, non-union employees of the Corporation who were hired before July 1, 2003. The Corporation also maintains two Supplemental Executive Retirement Plans I and II, which provide unfunded, non-qualified benefits to select executives. Mr. Hillock and Mr. Bucci participate in SERP I, and Mr. Swidarski participates in SERP II. As noted above under “Compensation Discussion and Analysis,” the Corporation has made changes to its supplemental executive retirement plans effective as of January 1, 2007.

Qualified Retirement Plan

The benefit provided under the Qualified Retirement Plan is payable as a life annuity beginning at normal retirement age (age 65). The benefit is determined based on the following formula:

•	0.8% of final average compensation up to the Covered Compensation level, plus

•	1.25% of final average compensation in excess of the Covered Compensation level,

•	the sum multiplied by years of service (subject to a maximum of 30 years).

In addition, a benefit equal to $50.40 times the number of years of service (subject to a maximum of 30 years) is added to the amount determined above.

Final average compensation is an average of the five highest consecutive full calendar years of salary and bonus out of the last ten full calendar years, with each year’s compensation held to a maximum of the IRS compensation limit for that year ($220,000 in 2006). The participant’s individual “Covered Compensation” is as defined under the Internal Revenue Code. The benefit is payable for the lifetime of the participant, with alternatives forms of payment available to the participant with an actuarial reduction.

Participants may retire early if they are at least age 50 and the sum of their age plus service is at least 70, or at any age with 30 years of service. Benefits may begin upon retirement on an actuarially reduced basis. Participants with at least 15 years of service who become disabled while employed are eligible for an immediate unreduced benefit. Participants terminating with at least five years of service are entitled to a deferred vested benefit at age 65, or may commence the benefit on an actuarially reduced basis when the sum of their age plus service is at least 70.

Additional annual benefits are payable to Mr. Bucci and Mr. Hillock in the amounts of $122,508 and $124,728, respectively, as the result of a transfer of a portion of their SERP I benefits into the Qualified Retirement Plan. These benefits are payable at the same time and in the same form of payment as those described below under SERP I. Mr. Swidarski has additional annual benefits payable from the Qualified Retirement Plan in the amount of $4,668, also as a result of a transfer of a portion of his SERP II benefits. This amount is payable at the same time and in the same form as those described below under SERP II.

Supplemental Executive Retirement Plan I

SERP I provides a supplemental monthly retirement benefit in an amount such that a participant’s total retirement benefit from the Qualified Retirement Plan and SERP I, plus one-half of the participant’s anticipated Social Security benefit payable at age 62, equals 65% of the participant’s final average compensation received from the Corporation during the highest five consecutive full calendar years of the last ten full calendar years of employment. This amount is prorated for less than 15 years of service. Compensation is defined for this purpose as salary plus bonus accrued for each such calendar year. SERP I benefits are payable at age 62 on a joint and survivor basis, if married, and a single life basis, if single, at retirement. A participant may also elect, subject to the approval of the Compensation Committee of the Board, to receive benefits in the form of a lump sum payment at retirement for that portion of his benefit accrued as of December 31, 2004.

There is a minimum benefit of five years of payment to any participant, his or her spouse and/or beneficiary, as applicable. Benefits are available to participants electing early retirement at age 60 (on an actuarially reduced basis) or who become disabled while employed. Benefits are also available to participants whose employment is involuntarily terminated with no service requirement. Reduced benefits (computed at 55% of final average compensation, rather than 65%) are available to participants who voluntarily terminate employment after completing ten years of service. Accrued benefits under SERP I are fully vested in the event of a change in control of the Corporation. SERP I is now closed to new participants.

Supplemental Executive Retirement Plan II

SERP II provides a restoration benefit only prior to age 60. This means that the benefit is equal to the difference between what the Qualified Retirement Plan would have paid if there were no IRS limits on compensation ($220,000 in 2006) or benefits and what the Qualified Retirement Plan actually paid. At age 60, it provides a supplemental monthly retirement benefit in an amount such that a participant’s total retirement benefit from the Qualified Retirement Plan and SERP II plus one-half of the participant’s anticipated Social Security benefit payable at age 65, equals 50% of the participant’s final average compensation received from the Corporation during the highest five consecutive full calendar years of the last ten full calendar years of employment. This amount is prorated for less than 30 years of service. Compensation is defined for this purpose as salary plus bonus accrued for each such calendar year.

SERP II benefits are payable at age 65 as a straight life annuity. Joint and survivor options are available on an actuarially equivalent basis. A participant may also elect to receive benefits accrued as of December 31, 2004, in a lump sum payment at retirement. Benefits are available to participants electing to retire early at age 60 (on an actuarially reduced basis). Participants who have at least 15 years of service and who become disabled while employed are eligible for an immediate benefit. Benefits are also available to participants whose employment is involuntarily terminated with no service requirement.

Accrued benefits under SERP II are fully vested in the event of a change in control of the Corporation.

SERP II replaced SERP I for newly eligible executives through December 31, 2006.

Present Value of Accumulated Benefits

The “Present Value of Accumulated Benefit” is the single-sum value as of September 30, 2006 of the annual pension benefit that was earned through that date payable under a plan beginning at the Named Executive Officer’s normal retirement age. The normal retirement age is defined as age 62 for SERP I and age 65 for the Qualified Retirement Plan and SERP II. A portion of the Qualified Retirement Plan benefit is payable at the same time and in the same form of payment as benefits in SERP I and II. The Corporation used certain assumptions to determine the single-sum value of the annual benefit that is payable beginning at normal retirement age. The key assumptions are as follows:

•	An interest rate of 6.125%, the FAS 87 discount rate as of September 30, 2006;

•	The RP-2000 Combined Healthy Mortality Tables for males and females;

•	A probability of 100% that benefits are paid as annuities; and

•	No probability of termination, retirement, death, or disability before normal retirement age.

2006 Non-Qualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate Balance
	Contributions	Contributions	Earnings	Withdrawals/	as of December 31,
	in 2006	in 2006	in 2006[1]	Distributions	2006[2]
Name	($)	($)	($)	($)	($)

Thomas W. Swidarski	$0	$0	$0	$0	$0
Kevin J. Krakora	0	0	0	0	0
Michael J. Hillock	0	0	43,784	0	1,914,541
David Bucci	0	0	26,245	0	1,320,284
Dennis M. Moriarty	0	0	0	0	0

[1]	These amounts represent aggregate earnings on cash deferrals, as well as dividends on deferred Common Shares. These amounts are not reflected above in the Summary Compensation Table, as they are not considered preferential or above-market earnings on deferred compensation.

[2]	This column reflects the balance of all cash deferrals, including dividends on deferred Common Shares, and the aggregate earnings in 2006 on such cash deferrals. As of December 31, 2006, the aggregate balance of all cash deferrals for Messrs. Hillock and Bucci was $387,925 and $59,288, respectively. This column also reflects the value of Common Shares deferred by Messrs. Hillock and Bucci, calculated using the closing price of the shares of $46.60 as of December 29, 2006. The aggregate number of Common Shares deferred by Messrs. Hillock and Bucci and reflected in this column was 32,760 shares and 27,060 shares, respectively.

Non-Qualified Deferred Compensation Plans

Pursuant to the Corporation’s Deferred Compensation Plan, certain executives, including the Named Executive Officers, may defer cash bonuses received under the Cash Bonus Plan and performance share awards earned under the 1991 Plan. An executive may defer all or a portion of his or her annual cash bonus or performance share earnout. Deferral elections for cash bonuses are made prior to the end of the year preceding the year in which they would be earned (and payable in the following year). Deferral elections for performance shares are made at least six months prior to the end of the three-year performance period specified in the grant.

Deferrals of performance shares are treated as a line-item in the executive’s deferred account with the Corporation; however, the earnings on the performance shares (dividends and interest thereon) are invested in the same manner as deferrals of cash compensation. The Vanguard Group administers the Corporation’s cash deferrals. As such, cash deferrals are transferred to Vanguard on a quarterly basis, and the executive may invest such cash deferrals in any funds available under the Corporation’s 401(k) plan. The table below shows the funds available under the 401(k) plan and their annual rate of return for the year ended December 31, 2006, as reported by Vanguard.

Name of Fund	Rate of Return	Name of Fund	Rate of Return

Vanguard Total Bond Market Index Fund	4.27%	Vanguard Selected Value Fund	19.11%
Loomis Sayles Bond Fund	11.29%	Vanguard Mid-Cap Index Fund	13.60%
Vanguard STAR Fund	11.64%	Loomis Sayles Small Cap Value Fund	18.31%
Vanguard Windsor II Fund	18.25%	Vanguard Explorer Fund	9.70%
Vanguard 500 Index Fund	15.64%	Vanguard International Growth Fund	25.92%
Vanguard U.S. Growth Fund	1.77%	Oppenheimer Developing Markets Fund	25.19%
Vanguard Prime Money Market Fund	4.88%

Executives deferring under the Deferred Compensation Plan select their period of deferral and method of payment at the time of making their deferral elections. Executives may elect to defer their payments until a specified date or until the date they cease to be an associate of the Corporation. Further, the executives may elect to receive their distribution either as a lump sum or in approximately equal quarterly installments, not to exceed 40. The Deferred Compensation Plan is administered in accordance with Section 409A of the Internal Revenue Code.

POTENTIAL PAYMENTS UPON TERMINATION
OR CHANGE OF CONTROL

The table below reflect the amount of compensation payable to each of the Named Executive Officers of the Corporation in the event of termination of such executive’s employment. The amount of compensation payable to each Named Executive Officer upon voluntary or involuntary termination (with and without cause), retirement, death, disability or in the event of a change in control (with and without termination) is described qualitatively in the following narrative and is shown quantitatively in the table below. The amounts shown assume that such termination was effective as of December 31, 2006, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination or change in control. The actual amounts to be paid out can only be determined at the time of each Named Executive Officer’s separation from the Corporation.

As described above under “Compensation Disclosure and Analysis,” except for the employment agreement entered into with Mr. Swidarski, described above under “Narrative Disclosure to Summary Compensation Table and 2006 Grants of Plan-Based Awards Table,” the Corporation has not entered into employment agreements with any other Named Executive Officer; however, the Corporation has entered into change-in-control agreements with each of the Named Executive Officers.

Payments Made Upon Termination

Voluntary or Involuntary With Cause.  Whether a Named Executive Officer’s employment terminates voluntarily or involuntarily with cause, he is only entitled to base salary earned through the date of termination, along with any deferred compensation earnings payable upon separation from service and any benefits that have accrued under the Corporation’s Qualified Retirement Plan, SERP or 401(k) plan (except that no SERP benefits are payable in the event of involuntary termination with cause). The Qualified Retirement Plan benefit, under both termination scenarios, and the SERP benefit, if termination is voluntary, is determined as described in the narrative above under “2006 Pension Benefits Table.”

Involuntary Without Cause.  If, however, a Named Executive Officer is involuntarily terminated without cause, in addition to the foregoing he would also be entitled to the following:

•	Separation payments and continued participation in the Corporation’s employee health care plans pursuant to the Corporation’s Separation Benefits Plan applicable to all U.S.-based employees, with the length of such payments ranging from one to six months, depending upon the executive’s years of service;

•	Pro-rata lapse of the restrictions on outstanding restricted shares, based upon the time employed in the year of termination relative to the full restriction period, with the remaining restricted shares being forfeited;

•	A Qualified Retirement Plan benefit determined using the plan provisions as described in the narrative above under “2006 Pension Benefits Table”; and

•	A SERP benefit based on the formula applicable for normal retirement.

Mr. Swidarski.  Pursuant to Mr. Swidarski’s employment agreement, in the event of an involuntary termination without cause, in addition to the benefits identified above he would also be entitled to the following:

•	A lump sum payment equal to 24 months’ base salary, as in effect on the date of termination;

•	A pro-rata award under the Corporation’s Annual Cash Bonus Plan, based upon the time employed in the year of termination, to the extent such awards are otherwise earned, payable when such awards are generally paid to others;

•	A lump sum payment equal to twice the target bonus level for the year in which termination occurs under the Corporation’s Annual Cash Bonus Plan;

•	All outstanding unvested options would immediately vest;

•	Pro-rata performance share earnouts, based upon the time employed in the year of termination relative to the performance period, to the extent such awards are earned, payable when such awards are generally paid to others; and

•	Continued participation in all of the Corporation’s employee benefit plans for a period of 24 months (or the date he receives equivalent coverage from a subsequent employer), excluding any qualified or non-qualified pension or 401(k) plans.

Under his employment agreement, Mr. Swidarski is subject to certain non-competition, non-solicitation and confidentiality obligations for a period of two years following termination of his employment.

Payments Made Upon Retirement

In the event of the retirement of a Named Executive Officer at or after the earliest voluntary retirement age, where such executive commences taking benefits under a company-sponsored retirement plan, in addition to the benefits identified above under “Voluntary or Involuntary With Cause” and “Involuntary Without Cause,” he would also be entitled to the following:

•	All outstanding unvested options would immediately vest;

•	All outstanding RSUs would immediately vest and become nonforfeitable; and

•	Pro-rata performance share earnouts, as described above.

Payments Made Upon Death or Disability

In the event of the death or disability of a Named Executive Officer, the Named Executive Officer or his estate or beneficiaries would receive the same benefits indicated above under “Payments Made Upon Retirement,” as well as benefits under the Corporation’s disability plan or payments under the Corporation’s group term life insurance plan or any supplemental life insurance plan, as appropriate.

Named Executive Officers who die while actively employed are eligible for surviving spouse benefits from the Qualified Retirement Plan payable at the Named Executive Officer’s normal retirement date (or on an actuarially reduced basis at an early retirement date) if the Named Executive Officer had at least five years of service. The benefit is equal to 50% of the benefit payable if the Named Executive Officer terminated employment on the date of his death, survived to the payment date as elected by his spouse, elected the 50% joint and survivor form of payment and died the next day. Benefits payable to the surviving spouse upon death of the Named Executive Officer from SERP I and SERP II are equal to the benefit that would have been payable to the Named Executive Officer if he terminated employment on the date of his death and survived to his first payment date. The benefit begins on the executive’s normal retirement date (or on an actuarially reduced basis at an early retirement date) and is paid for a guaranteed minimum of five years in SERP I. Named Executive Officers must have five years of service at the time of their death for death benefits to be payable under SERP I and SERP II.

Disability benefits are payable immediately from the Qualified Retirement Plan based on service at the date of disability if the Named Executive Officer had at least 15 years of service and was determined to be totally and permanently disabled. Disability benefits under SERP I and SERP II are payable immediately and are generally determined in the same manner as the normal retirement benefits except the benefit is reduced by 16.6%

Mr. Swidarski.  Pursuant to Mr. Swidarski’s employment agreement, in the event of his death, in addition to the benefits identified above under “Payments Made Upon Death or Disability,” he would also be entitled to the following:

•	Base salary through the end of the month in which death occurs; and

•	A pro-rata award under the Corporation’s Annual Cash Bonus Plan, as described above.

In the event of his permanent and total disability, in addition to the benefits identified above under “Payments Made Upon Death or Disability,” he would also be entitled to the following:

•	Disability benefits in accordance with the long-term disability program in effect for senior executives of the Corporation, which in no event shall provide him with less than 60% of his base salary to age 65;

•	Base salary through the end of the month in which disability benefits commence;

•	A pro-rata award under the Corporation’s Annual Cash Bonus Plan, as described above; and

•	Continued participation in the Corporation’s employee benefit plans for a period of 36 months, excluding any qualified or non-qualified pension or 401(k) plans.

Payments Made Upon a Change-in-Control

In the event of a change-in-control of the Corporation, pursuant to the terms of the applicable equity compensation agreements, each Named Executive Officer would be automatically entitled to the following benefits:

•	Lapse of all restrictions on outstanding restricted shares;

•	All outstanding unvested options would immediately vest;

•	All outstanding RSUs would immediately vest and become nonforfeitable; and

•	All performance shares would be deemed to have been earned in full (at target) and become immediately due and payable in the form of Common Shares.

In addition to the aforementioned benefits, pursuant to the change-in-control agreements described previously, if a Named Executive Officer’s employment is terminated without cause within three years following a change-in-control or if the Named Executive Officer terminates his employment within such time under the circumstances identified below, in addition to the benefits indicated above, the Named Executive Officer would be entitled to the following benefits:

•	A lump sum payment equal to two times base salary (for Mr. Swidarski, three times base salary), as in effect on the date of termination; and

•	Continued participation in all of the Corporation’s employee benefit plans (or substantially similar plans) for a period of 12 months, excluding any equity compensation plans, with such benefits period being considered service with the Corporation for purposes of service credits under any qualified or non-qualified retirement plans of the Corporation (except that the continued service credit under any qualified plan shall be paid for by the Corporation).

For purposes of the agreements, a voluntary termination by a Named Executive Officer will be deemed a constructive termination by the Corporation, upon the occurrence of any of the following events:

•	Failure to elect, re-elect or otherwise maintain the executive in the offices or positions held prior to the change-in-control;

•	A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position held by the executive, or a reduction in his aggregate compensation or employee benefit plans;

•	A good faith determination by the executive that the change-in-control has rendered him substantially unable to carry out or has substantially hindered his ability to perform any of the authorities, powers, functions, responsibilities or duties attached to the position he held prior to the change-in-control;

•	The liquidation, dissolution, merger, consolidation or reorganization of the Corporation or the transfer of all or a significant portion of its business or assets, unless the successor has assumed all duties and obligations of the change-in-control agreements; and

•	The Corporation relocates and requires the executive to change his principal location of work to any location which is in excess of 25 miles from his previous location of work, or requires the executive to travel significantly more than was previously required. Further, pursuant to the agreements, a change of control is deemed to occur upon any of the following events:

•	The Corporation is merged, consolidated or reorganized with another company, and as a result, less than a majority of the combined voting power of the then-outstanding securities is held by the shareholders of record immediately prior to such transaction;

•	The Corporation sells or otherwise transfers all or substantially all of its assets, and as a result, less than a majority of the combined voting power of the then-outstanding securities is held by the shareholders of record immediately prior to such transaction;

•	There is a report filed with the SEC disclosing that any person or entity has become the beneficial owner of 20% or more of the combined voting power of the then-outstanding securities of the Corporation;

•	The Corporation files a current report or proxy statement with the SEC disclosing that a change in control has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; and

•	If, during any period of two consecutive years, directors at the beginning of such period cease to constitute at least a majority of the board, unless the election or nomination for election of each director first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

For purposes of calculating the retirement benefits payable when a change-in-control occurs with termination, the Named Executive Officer is entitled to the following:

•	A Qualified Retirement Plan benefit determined using the plan provisions as described in the narrative above under “2006 Pension Benefits Table”; and

•	A SERP benefit based on the formula applicable for normal retirement.

For both the Qualified Retirement Plan and the SERP, these benefits are determined assuming continuous participation for an additional 12 months subsequent to termination as described above.

Each of the agreements with the Named Executive Officers is substantially similar. Forms of these agreements have been filed as Exhibit 10.1 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 1990.

Separation Agreement of Mr. Hillock

As of December 31, 2006, Mr. Hillock retired as the Corporation’s President, International. In connection with his retirement and pursuant to the Separation Agreement entered into between the Corporation and Mr. Hillock, dated June 12, 2006 (which was filed as Exhibit 10.1 to the Corporation’s Current Report on Form 8-K, dated June 16, 2006), Mr. Hillock is entitled to receive the following benefits:

•	A lump sum payment on June 30, 2007 in an amount representing six month’s salary;

•	Continued monthly payments of his base salary (as of the retirement date) for a period of twelve months following June 30, 2007;

•	All outstanding unvested options were to immediately vest;

•	All outstanding RSUs were to immediately vest and become nonforfeitable;

•	Pro-rata performance share earnouts, as described above;

•	Continued participation in the Corporation’s employee health care plans for a period of 18 months;

•	Continuation of existing financial planning and taxation services through 2007; and

•	Outplacement services totaling $5,000.

Under the agreement, Mr. Hillock is subject to certain non-competition, non-solicitation and confidentiality obligations for a period of 30 months following his retirement date. As a result of Mr. Hillock’s retirement on December 31, 2006, the tables below only reflect the payouts under that scenario.

Post-Termination Payments Table

									Change in
			Involuntary	Involuntary				Change in	Control w/
Name	Compensation Components	Voluntary	with Cause	w/o Cause	Retirement	Death	Disability	Control	Termination

Thomas W. Swidarski	Salary/Bonus	$—	$—	$2,592,500	$—	$392,500	$987,5005	$—	$1,650,000
	Long-Term Incentives:
	Stock options	—	—	506,351	506,351	506,351	506,351	506,351	506,351
	Performance shares[1]	—	—	—	1,008,797	1,008,797	1,008,797	1,859,340	1,859,340
	Retirement Benefits:
	Qualified Retirement Plan/SERP	146,000	105,000	217,000	—	79,000	472,000	—	242,000
	Other Benefits[2]	—	—	130,164	—	—	195,246	—	105,259

Kevin J. Krakora	Salary/Bonus	—	—	80,000	—	—	—	—	640,000
	Long-Term Incentives:
	Stock options	—	—	—	212,255	212,255	212,255	212,255	212,255
	Performance shares[1]	—	—	—	430,351	430,351	430,351	838,800	838,800
	RSUs	—	—	—	699,000	699,000	699,000	699,000	699,000
	Retirement Benefits:
	Qualified Retirement Plan/SERP[3]	53,000	53,000	53,000	—	28,000	53,000	—	53,000
	Other Benefits[2]	—	—	—	—	—	—	—	66,503

Michael J. Hillock	Salary/Bonus	—	—	—	463,500	—	—	—	—
	Long-Term Incentives:
	Stock options	—	—	—	539,600	—	—	—	—
	Performance shares[1]	—	—	—	869,509	—	—	—	—
	RSUs	—	—	—	115,801	—	—	—	—
	Retirement Benefits:
	Qualified Retirement Plan/SERP[3]	—	—	—	2,568,000	—	—	—	—
	Deferred Compensation Plan[4]	—	—	—	1,915,524	—	—	—	—
	Other Benefits[2]	—	—	—	26,664	—	—	—	—

David Bucci	Salary/Bonus	—	—	151,470	—	—	—	—	605,880
	Long-Term Incentives:
	Stock options	—	—	—	1,740,308	1,740,308	1,740,308	1,740,308	1,740,308
	Performance shares[1]	—	—	—	918,020	918,020	918,020	1,449,260	1,449,260
	Restricted shares	—	—	17,799	58,250	58,250	58,250	58,250	58,250
	Retirement Benefits:
	Qualified Retirement Plan/SERP[3]	1,978,000	1,473,000	2,361,000	—	1,641,000	3,262,000	—	2,361,000
	Deferred Compensation Plan[4]	—	—	—	—	—	—	—	—
	Other Benefits[2]	—	—	—	—	—	—	—	118,635

Dennis M. Moriarty	Salary/Bonus	—	—	83,333	—	—	—	—	500,000
	Long-Term Incentives:
	Stock options	—	—	—	468,123	468,123	468,123	468,123	468,123
	Performance shares[1]	—	—	—	287,569	287,569	287,569	517,260	517,260
	RSUs	—	—	—	454,350	468,123	468,123	468,123	468,123
	Retirement Benefits:
	Qualified Retirement Plan/SERP[3]	126,000	126,000	126,000	—	62,000	126,000	—	138,000
	Other Benefits[2]	—	—	—	—	—	—	—	60,822

[1]	Assuming actual payout of performance shares at target.

[2]	“Other Benefits” includes, as applicable, the total value of any other contributions by the Corporation on behalf of the Named Executive Officer for retirement, health and welfare and executive benefits, which the Named Executive Officer was eligible to receive as of December 31, 2006.

[3]	The assumptions used to calculate the value of the Qualified Retirement Plan/SERP benefits are consistent with those used to calculate the values above under “2006 Pension Benefits” with one notable exception: the Named Executive Officers are expected to terminate employment on December 31, 2006 and receive the value of their Qualified Retirement Plan/SERP benefits assuming payment begins at normal retirement or immediately, if eligible, at December 31, 2006. The values were determined as of December 31, 2006 based on compensation and service as of that date. In addition, these values represent total values to the Named Executive Officer under the given termination scenario.

[4]	Distribution of the amounts reflected for deferred compensation remains subject to the deferral elections made by the executive, as discussed above under “Non-qualified Deferred Compensation Plans.” Mr. Hillock has elected a lump sum distribution of deferred cash and Common Shares immediately upon his separation from service from the Corporation, a portion of which is subject to a six-month hold-back pursuant to Section 409A of the Internal Revenue Code. The amount reflected includes the aggregate of all cash deferrals, as well as deferrals of performance shares, notwithstanding the six-month hold-back. The value of the deferred performance shares was calculated using the fair market value of the shares as of December 31, 2006. Mr. Bucci has elected lump sum distributions of his deferred compensation on specified dates in 2007 and in 2009, and therefore, would not become eligible to receive any payments on December 31, 2006 as a result of any of the stated termination events. For more detail on the aggregate balance of Mr. Bucci’s deferred compensation, see above under “2006 Non-Qualified Deferred Compensation.”

[5]	This amount includes the value of Mr. Swidarski’s long-term disability benefits, determined as of December 31, 2006, in excess of the benefits payable in the Corporation’s Long-Term Disability Plan. The amount is determined as the present value of a fixed-term annuity, payable from Mr. Swidarski’s current age to age 65, based on a discount rate of 6.125%.

REPORT OF AUDIT COMMITTEE

As noted above, the Audit Committee is comprised of Henry D. G. Wallace, Chair, Louis V. Bockius III, Richard L. Crandall, William F. Massy, Eric J. Roorda and Alan J. Weber. Each member of the committee is independent as defined in Section 303A.02 of the NYSE corporate governance standards. The primary duties and responsibilities of the committee are as follows: (a) to monitor the adequacy of the Corporation’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance; (b) to monitor the independence and performance of the Corporation’s outside auditors and internal auditing department; and (c) to provide an avenue of communication among the outside auditors, management, the internal audit organization and the Board. The Board has adopted an Audit Committee Charter, which is available on the Corporation’s web site at http://www.diebold.com or by written request to the Corporate Secretary.

The Audit Committee has reviewed and discussed with the Corporation’s management and KPMG LLP, the Corporation’s independent auditors, the audited financial statements of the Corporation contained in the Corporation’s Annual Report to Shareholders for the year ended December 31, 2006. The Audit Committee has also discussed with the Corporation’s independent auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (titled, “Independence Discussions with Audit Committees”), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with KPMG LLP its independence. The Audit Committee has also considered whether the provision of information technology services and other non-audit services to the Corporation by KPMG LLP is compatible with maintaining its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC.

The foregoing report was submitted by the Audit Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Securities Exchange Act of 1934.

The Audit Committee:

Henry D. G. Wallace, Chair
Louis V. Bockius III
Richard L. Crandall
William F. Massy
Eric J. Roorda
Alan J. Weber

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

KPMG LLP acted as the Corporation’s independent auditors during the past fiscal year, and has so acted since 1965.

The Audit Committee has again appointed KPMG LLP to examine the accounts and other records of the Corporation for the fiscal year ending December 31, 2007. The Board will present at the Annual Meeting a proposal that such appointment be ratified. Should the shareholders fail to ratify the appointment, the Audit Committee will reconsider its selection.

KPMG LLP has no financial interest, direct or indirect, in the Corporation or any subsidiary.

A representative of KPMG LLP is expected to be present at the annual meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

Audit and Non-Audit Fees

The following table shows the fees billed to the Corporation for professional audit and other services provided by KPMG LLP for fiscal 2006 and 2005.

	2006	2005
Audit Fees[1]	$2,942,450	$2,334,700
Audit-Related Fees[2]	552,630	564,870
Tax Fees[3]	894,030	755,095
All Other Fees[4]	0	0
Total	$4,389,110	$3,654,665

[1]	“Audit Fees” consist of fees billed for professional services rendered for the audit of the Corporation’s annual financial statements and the review of the interim financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings.

[2]	“Audit-Related Fees” consist of fees billed primarily for employee benefit plan audits and other attestation services.

[3]	“Tax Fees” consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning, both domestic and international. These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

[4]	“All Other Fees” consist of fees billed for those services not captured in the audit, audit-related and tax categories. The Corporation generally does not request such services from the independent auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Corporation’s independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent auditors.

These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to Henry D. G. Wallace, Chair of the Audit Committee, when expedition of services is necessary, provided that Mr. Wallace must report any decisions to pre-approve to the full Audit Committee at its next scheduled meeting. None of the services rendered by the independent auditors under the categories “Audit-Related Fees,” “Tax Fees” and “All Other Fees” described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF
THE APPOINTMENT OF AUDITORS.

PROPOSAL NO. 3:
APPROVAL OF AMENDMENTS TO THE AMENDED CODE OF REGULATIONS

The Board of Directors unanimously approved and recommends that the shareholders approve amendments to the Corporation’s Amended Code of Regulations described below. The proposed amendments are separated below into five subproposals to allow shareholders to focus and vote on each significant change. Each subproposal will be voted on separately, and the adoption or rejection of one subproposal will not affect the adoption or rejection of another subproposal. The proposed amendments are incorporated in the Amended and Restated Code of Regulations, a copy of which is attached as Appendix A and marked to show the proposed changes. These changes include the following:

(a)	Modernization and Clarification of Existing Code

The last time the Corporation amended its Code of Regulations was April 6, 1981. Since that time, there have been numerous changes in Ohio law that have increased the flexibility of Ohio corporations. In addition, since 1981, there have been significant advances in technology, which have led to greater speed and efficiency in communications, as well as the ability to provide an array of options for conducting shareholder and director meetings. The Ohio Revised Code has been amended to incorporate many of these technological advances.

Under the existing Code, the Corporation is unable to take advantage of the changes that have already been made in the laws and regulations governing the Corporation and would be severely limited in its ability to take advantage of future changes relating to corporate governance practices currently being proposed for promulgation in the future by the SEC and NYSE. Further, there are several provisions of the existing Code that simply need to be clarified for typographical errors or revised to reflect the practices of the Corporation that have evolved since 1981. None of the proposed changes in this subproposal (a) diminish or negatively impact the existing substantive rights of shareholders.

Accordingly, the amended Code would provide for the following changes to update, modernize and clarify the existing Code:

•	The amended Code is intended to clarify the existing Code, to reflect changes in technology and to provide greater flexibility as to time and place in scheduling meetings of the shareholders, by allowing the Board to determine that the annual meeting and any special meetings of shareholders (including any adjournments thereof) may be held at any time and place designated by the Board, and may be held by means of communications equipment (e.g., over the internet). Section 1701.40(B) of the Ohio Revised Code allows the Board this flexibility. The existing Code contemplates that meetings of shareholders will occur at the principal office of the Corporation or at such other “place” as may be ordered by the Board, and shall generally be held on the first Monday in April. These changes are reflected in Article II, Section 1 of the amended Code.

•	The amended Code is intended to reflect changes in technology by providing that, in determining whether a quorum is present for a meeting of shareholders, shareholders may be present in person, by proxy or through the use of electronic communications equipment (e.g., internet webcast, etc.). Section 1701.40(C) of the Ohio Revised Code provides for this method of determining which shareholders are to be counted for purposes of determining whether a quorum is present. The existing Code, in determining whether a quorum is present, does not provide for presence through the use of electronic communications equipment. These changes are reflected in Article II, Section 4 of the amended Code.

•	The amended Code is intended to reflect changes in technology by permitting shareholders to appoint a proxy using any form of modern verifiable communications (e.g., electronic mail or telephonic transmission). Section 1701.48(B) of the Ohio Revised Code allows for proxies to be appointed by verifiable communications. The existing Code requires that a proxy be written. These changes are reflected in Article II, Section 5 of the amended Code.

•	The amended Code is intended to provide greater flexibility to the Board by providing that the presiding officer (typically the Chairman) will determine the order of business at a meeting of shareholders. The existing Code has a section prescribing the order of business. These changes are reflected in Article II, Section 6 of the amended Code.

•	The amended Code is intended to reflect changes in technology by allowing notice of special meetings of the Board to be given upon two day’s notice and given by personal notice, mail, telegram, telephone, telex, facsimile, electronic mail or similar medium of communication. Section 1701.61(C) of the Ohio Revised Code allows for notice of meetings of directors to be delivered in this manner. The existing Code does not allow for notice of a special meeting to be given by fax or e-mail and provides for lengthier notice requirements depending upon the medium of communication. These changes are reflected in Article III, Section 5 of the amended Code.

•	The amended Code is intended to reflect changes in technology by allowing participation in meetings of the Board or any committees thereof through the use of any communications equipment. Section 1701.61(B) of the Ohio Revised Code allows participation in meetings of directors in this manner. The existing Code does not address the participation in meetings of the Board through the use of communications equipment. These changes are reflected in Article III, Section 6 of the amended Code.

•	The amended Code is intended to reflect current corporate governance practices, as well as the current practices of the Corporation, by providing that compensation of the officers of the Corporation is to be fixed by the Compensation Committee. The existing Code provides that compensation of the officers of the Corporation is to be fixed by the Executive Committee. These changes are reflected in Article VII of the amended Code.

•	The amended Code is intended to reflect current corporate governance practices, as well as the current practices of the Corporation, by providing that the Board may from time to time create committees (in addition to the Executive Committee). The existing Code only provides for the appointment of an Executive Committee. These changes are reflected in Article VI of the amended Code.

•	The amended Code is intended to clarify the existing Code requirement that a Director be a shareholder of the Corporation, allowing a Director to become a shareholder “promptly” following appointment or election. Because of the Corporation’s insider trading policy, it is conceivable that a director could be appointed during a period in which the director would be prohibited from acquiring Common Shares of the Corporation prior to his or her appointment. The existing Code requires each Director to be a shareholder. These changes are reflected in Article III, Section 2 of the amended Code.

•	Sections 1701.41 and 1701.45 of the Ohio Revised Code have long provided that a record date may be fixed by the Board up to 60 days prior to any meeting of the shareholders, and the time within which notice of the annual meeting or any special meeting of shareholders must be given not more than 60 days nor less than seven days before such meeting. The amended Code is intended to provide greater flexibility by taking advantage of these provisions of Ohio law. The existing Code provided for a record date not more than 45 days before the applicable meeting date, and required notice of a special meeting of shareholders be given not more than 45 days nor less than 10 days before such meeting. This change does reduce the minimum notice period from ten to seven days. These changes are reflected in Article I, Section 3 and Article II, Section 3 of the amended Code.

•	The amended Code is intended to reflect current corporate governance practices, as well as the current practices of the Corporation, by providing for the existence of a Chief Executive Officer and Chief Financial Officer. The existing Code did not specifically provide for a Chief Executive Officer or Chief Financial Officer. These changes are reflected in Article V of the amended Code.

•	The amended Code also makes minor non-substantive changes to the existing Code. These changes would correct typographical errors, eliminate masculine pronouns and conform certain words and phrases with the words and phrases used elsewhere in the amended Code.

(b)	A New NYSE Requirement Regarding Uncertificated Shares

•	Beginning January 1, 2008, the NYSE will require all listed companies, including the Corporation, to allow for uncertificated shares. The amended Code is intended to comply with the NYSE requirement by clarifying that the Corporation may issue uncertificated shares. The existing Code does not specifically provide for uncertificated shares. These changes are reflected in Article I, Sections 1 and 2 of the amended Code.

(c)	Indemnification of Officers and Directors

•	In order for public corporations to attract and retain individuals to serve as officers and directors, it is necessary for public corporations to agree to indemnify those individuals for their actions taken on behalf of the public corporation. Since 1981, various revisions have been made to Section 1701.13 of the Ohio Revised Code (in 1986 and 1994), expanding the indemnification authority of Ohio corporations.

•	The amended Code is intended to reflect these changes by authorizing the indemnification of officers and directors against any claims and suits brought against such officers and directors to the fullest extent allowed by law and by further providing for the advancement of expenses in connection with any such claims or suits. Under the amended Code, the Corporation would be authorized to indemnify any officer or director who was a party or was threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, by reason of the fact that he is or was an officer or director of the Corporation, and irrespective of whether such action is civil, criminal, administrative or investigative in nature (other than an action by or on behalf of the Corporation). Such indemnification would include all expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement of such claims, that were actually and reasonably incurred by an officer or director in connection with any such action, suit, or proceeding. The officer or director will be presumed to have acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful. In order to receive an advancement of expenses, an officer or director would need to provide an undertaking to repay the advanced expenses if it is later determined that his conduct was not in good faith or in the best interests of the Corporation, or if it is otherwise determined that he was in breach of his duties of good faith, care and loyalty. The officer or director must also agree to cooperate fully with the Corporation.

•	While the existing Code does not specifically provide for advancement of expenses or indemnification to the fullest extent currently allowed by law, it does not prohibit or otherwise limit such actions and therefore the Corporation already has the authority to do so under Ohio law. For instance, as disclosed in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, certain of the Corporation’s current and former directors and officers have been named as defendants in proceedings alleging violations of federal securities laws and fiduciary duties. In connection with such proceedings, the Board has authorized the Corporation to advance expenses to these current and former directors and officers, and these current and former directors and officers have executed undertakings that request that the Corporation advance expenses in connection with such proceedings.

•	The Board is not proposing these changes to the existing Code relating to the indemnification of officers and directors in response to these proceedings. Rather, the Board is proposing these changes to reflect the current status of the law and the Corporation’s authority to indemnify its officers and directors to the fullest extent permitted by Ohio law, including the ability to advance expenses. As mentioned above, provisions like these in the Corporation’s governing documents should help the Corporation attract and retain qualified officers and directors. Additionally, because the amendments would tie the Corporation’s indemnification ability and obligation to the full extent permitted by Ohio law, the Corporation’s ability and obligation to indemnify its directors and officers may increase or decrease should the applicable provisions of Ohio law be modified. These changes are reflected in Article XIII of the amended Code.

(d)	Notice of Shareholder Proposals

•	The amended Code is intended to reflect current practices of the Corporation, as set forth below under “Proposals of Shareholders,” and would specifically incorporate the existing shareholder proposal requirements pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 by expressly setting forth the period in which a shareholder must provide notice to the Corporation in order to submit a proposal for consideration at a meeting or in order to nominate Directors for election to the Board and have such proposal or nomination included in the proxy statement for that meeting. Under the amended Code, a shareholder would be required to submit notice of a proposal or nomination to the Corporation’s Board not less than 60 nor more than 90 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting (unless the date of the annual meeting is advanced or delayed more then 30 days from the date of the previous year’s annual meeting). The existing Code contains no time limitations on a shareholder’s ability to bring business before a meeting or to nominate Directors. Because these changes reflect the current requirements under Rule 14a-8 of the Securities Exchange Act, no current shareholder rights would be materially impaired by the adoption of this subproposal. These changes are reflected in Article II, Section 6(c) and Article III, Section 4 of the amended Code.

(e)	Permitting the Board to Amend the Code to the Extent Permitted by Law

•	On October 12, 2006, Section 1701.11 of the Ohio Revised Code was amended to allow boards of directors of Ohio corporations to make certain amendments to their company’s codes of regulations without shareholder approval so long as such amendments do not divest or limit the shareholders’ power to adopt, amend or repeal the regulations of the corporation. Many jurisdictions, such as Delaware, allow the board of directors of a corporation to amend the bylaws without shareholder approval. The Ohio Revised Code now gives Ohio corporations similar flexibility. The amended Code is intended to reflect this change by allowing the Board to amend the Code in the future to the extent permitted by Ohio law. Accordingly, the Board would be able to make ministerial and other changes to the Code without the time-consuming and expensive process of seeking shareholder approval, such as the change proposed in subproposal (b) to comply with NYSE requirements. Under Ohio law, the Corporation will be required to promptly provide shareholders with any amendments that the Board makes to the Code. The existing Code requires that all amendments be approved by the Corporation’s shareholders. This change is reflected in Article XII of the amended Code.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF
AMENDMENTS TO THE AMENDED CODE OF REGULATIONS.

EXPENSES OF SOLICITATION

The cost of soliciting the proxies will be paid by the Corporation. In addition to solicitation by mail, some of the Corporation’s directors, officers and employees, without extra compensation, may conduct additional solicitations by telephone, facsimile and personal interviews. The Corporation will also enlist, at its own cost, the assistance of banks, bankers and brokerage houses in additional solicitations of proxies and proxy authorizations, particularly from those of their clients or customers whose shares are not registered in the clients’ or customers’ own names. Brokers, bankers, etc., will be reimbursed for out-of-pocket and reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Shares. It is estimated that the expense of such special solicitation will be nominal. In addition, Georgeson Shareholder Communications Inc., New York, New York, has been retained to assist in the solicitation of proxies for an estimated fee of $7,000.

PROPOSALS OF SHAREHOLDERS

The Corporation must receive by November 20, 2007, any proposal of a shareholder intended to be presented at the 2008 Annual Meeting of Shareholders of the Corporation and to be included in the Corporation’s proxy, notice of meeting and proxy statement related to the 2008 Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. Such proposals should be submitted to the Secretary of the Corporation by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 of the Exchange Act in connection with the 2008 Meeting must be received by the Corporation by February 3, 2008 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Corporation’s proxy related to the 2008 Meeting will give discretionary authority to the Proxy Committee to vote with respect to all non-Rule 14a-8 Proposals received by the Corporation after February 3, 2008.

OTHER MATTERS

The Corporation is not aware of any matters to be presented at the Annual Meeting other than the matters set forth herein. Should any other matters be presented for a vote of the shareholders, the proxy in the enclosed form confers discretionary voting authority upon the Proxy Committee. In accordance with the provisions of the General Corporation Law of the State of Ohio, the Board has appointed inspectors of elections to act at the Annual Meeting.

By Order of the Board of Directors

WARREN W. DETTINGER
Vice President, General Counsel and Secretary

Canton, Ohio
March 19, 2007

THE ANNUAL REPORT OF DIEBOLD, INCORPORATED FOR THE
YEAR ENDED DECEMBER 31, 2006 WAS MAILED TO ALL
SHAREHOLDERS ON OR ABOUT MARCH 19, 2007.

APPENDIX A

REVISED [April 26, 2007]

AMENDED
AND RESTATED
  CODE OF REGULATIONS

OF

DIEBOLD, INCORPORATED

ARTICLE I

ISSUANCE AND TRANSFER OF SHARES

Section 1 — Certificates
: Registrar and Transfer Agent

~~Each shareholder of this corporation whose shares have been fully paid up shall be entitled to a certificate or certificates showing the number of shares registered in his name on the books of the corporation. Each certificate shall be issued in numerical order and shall be signed by the President or a vice President and the Secretary or an Assistant Secretary, and if at any time required by the Board of Directors, shall be countersigned by any Registrar and Transfer Agent that may be designated and appointed by the Board of Directors. A full record of each certificate as issued shall be kept by the Secretary or by the Registrar and Transfer Agent. No certificates for fractional shares need be issued by the Corporation unless the issuance thereof shall be affirmatively ordered by the Board of Directors at any time. In lieu of any such certificates for fractional shares, scrip or warrants of ownership of fractional shares may be issued, upon such terms as may from time to time be prescribed by the Board of Directors.~~
The Board of Directors shall have authority to make such rules and regulations as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby. The Board of Directors may at any time, by Resolution, provide for the opening of transfer books for the making and registration of transfers of shares of this corporation in any State of the United States or in any foreign country, and may employ and appoint and remove, at discretion, any agent or agents to keep the records of its shares or to transfer or to register shares, or to perform all of said functions, at any place that the Board of Directors may deem advisable.

Section 2 — Transfers of Shares

Transfers of Shares shall be made only on the books of the corporation at the office thereof, or at the office of any Registrar and Transfer Agent that may at any time be appointed by the Board of Directors for that purpose, upon surrender of the certificates
(or other appropriate evidence if shares are uncertificated)
  to be transferred, properly assigned, evidencing the number of shares so transferred. Certificates so surrendered shall be cancelled and attached to the stubs corresponding thereto in the stock certificate book, and notations of such cancellation made in proper books kept by the corporation or by such Registrar and Transfer Agent.

Section 3 — Record Date and Closing Transfer Books

The Board of Directors may fix a date, which shall not be a past date and which shall not be more than ~~forty-five~~
sixty
  days preceding the date of any meeting of shareholders, or the date fixed for payment of any dividend or distribution, or the date for the allotment of rights, or (subject to contract rights with respect thereto) the date when any change or conversion or exchange of shares shall be made or go into effect, or the date as of which written consents, waivers or releases are to be obtained from shareholders under any applicable provisions of law, or the date when or prior whereto any rights or powers are to be exercised by shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or any adjournments thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise rights in respect of any such change, conversion or exchange of shares, or to execute such consents, waivers or releases, or to exercise any such rights or powers of shareholders; and in any such case, only shareholders of record at the date so fixed shall be entitled to notice of and to vote at such meeting, or any adjournments thereof, or to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise any such rights or powers, or to execute such consents, waivers or releases, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of said period, including the time of any such meetings of shareholders or any adjournments thereof.

Section 4 ~~— Registrar and Transfer Agent~~

~~The Board of Directors may at any time, by Resolution, provide for the opening of transfer books for the making and registration of transfers of shares of this corporation in any State of the United States or in any foreign country, and may employ and appoint and remove, at discretion, any agent or agents to keep the records of its shares or to transfer or to register shares, or to perform all of said functions, at any place that the Board of Directors may deem advisable. Section 5~~ — Lost, Destroyed or Mutilated Certificates

If any Certificate of shares of this corporation shall become worn, defaced or mutilated, the Directors, upon production and surrender thereof, may order the same cancelled and a new certificate issued in lieu thereof. If any such certificate be lost
, stolen
  or destroyed, the Directors, upon the furnishing of such evidence as shall be satisfactory to them of such loss
, stealing
  or destruction, and upon the giving of such indemnity as they shall deem satisfactory, may order a new certificate to be issued in lieu of such lost
, stolen
  or destroyed certificate to the person last appearing upon the books of the corporation to be the owner of such lost
, stolen
  or destroyed certificate.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1 — Annual Meeting

The Annual Meeting of the Shareholders of this corporation shall be held ~~at the principal office of the corporation at Canton, Ohio, or at such other~~
such time and
  place
,
  within or without the State of Ohio ~~as may be ordered by the Board of Directors by resolution or by the written order of a majority of the directors and designated in the notice of such meeting, on the first Monday in April of each year at 1:00 p.m. or at such other hour as may be ordered and designated in the written notice of such meeting. If such day be a legal holiday, then such meeting shall be held at the same hour upon the day next following which is not a legal holiday.~~
, as may be designated by the Board of Directors or, in the absence of a designation by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary, and stated in the notice of meeting. The Board of Directors may postpone and reschedule any previously scheduled annual meeting of the shareholders. The Board of Directors may also determine that the Annual Meeting shall not be held at any physical place, but instead may be held solely by means of communications equipment that enables the shareholders (and proxyholders) to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with other participants. Any shareholder using communications equipment will be deemed present in person at the meeting whether the meeting is to be held at a designated place or solely by means of communications equipment. The Board of Directors may adopt guidelines and procedures for the use of communications equipment in connection with a meeting of shareholders to permit the corporation to verify that a person is a shareholder or proxyholder and to maintain a record of any vote or other action.

Section 2 — Special Meetings

~~Special meetings of shareholders may be called by the President or by the Board of Directors or by written order of a majority of the Directors or by the Executive Committee, if there be one, and shall be called as expressly provided in the Articles of Incorporation or by the President, the Vice President, or the Secretary, when requested in writing by the holders of a majority of the shares of the corporation at the time entitled to exercise voting power in the election of Directors; or special meetings may be held at any time when all of the shareholders~~
Special meetings of shareholders may be called by the Chairman of the Board, the Chief Executive Officer, the President or by the Board of Directors or by written order of a majority of the Directors or by the Executive Committee, if there be one, or by the Chairman of the Board, the Chief Executive Officer, the President, the Vice President, or the Secretary, when requested in writing by the holders of a majority of the shares of the corporation at the time entitled to exercise voting ~~powers upon the question or questions to be submitted at such meeting are present in person or by proxy and consent in writing thereto.~~
power in the election of Directors.
 No such special meeting shall be held elsewhere than at the principal office of the corporation ~~or~~
nor
  outside the

State of Ohio unless so ordered by a resolution of the Board of Directors or by the written order of all the Directors designating the place of such meeting or designating that the meeting will be held by means of communications equipment
 .

Section 3 — Notice of Meetings

~~A written or printed~~
Written
  notice of every annual or special meeting of shareholders, stating the time when and place where the same is to be held,~~and~~
if any,
  the purpose or purposes thereof, ~~shall be served upon or mailed~~
and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, shall be given to each shareholder of record entitled to vote at such meeting or to receive notice thereof, ~~not more than forty-five (45) days nor less than ten (10~~
either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given, not more than sixty (60) days nor less than seven (7
 ) days before such meeting. If mailed
or sent by overnight delivery service
 , the notice shall be directed to a shareholder at his address last appearing upon the records of the corporation.
If sent by other means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for such transmissions.
 In the event of the transfer of shares after notice has been given, and prior to the holding of the meeting, it shall not be necessary to notify the transferee; and if any meeting is adjourned to another time or place, no further notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken, even though such adjournment be taken for want of a quorum. Whenever notice of any such meeting shall have been ~~mailed~~
provided
  as hereby required, failure of delivery thereof to any shareholder shall not invalidate or affect any annual or special meeting or any proceedings had or action taken thereat. Any ~~share- holder~~
shareholder
  may, in writing, waive any notice hereby required.

Section 4 — Quorum

Except as otherwise expressly provided in the
corporation’s
  Articles of Incorporation
, as amended (the “Articles of Incorporation”)
 , the shareholders present in person
, by proxy,
  or by ~~proxy~~
the use of communications equipmen
 t at any meeting held for the determination of the number of Directors or the election of Directors, or for consideration and action upon reports required to be laid before such meeting, shall constitute a quorum for the purpose of transacting such business as aforesaid; but at any meeting of shareholders called for any other purpose, or for consideration of and action upon any matters other than those herein- before mentioned, the presence in person
, by proxy,
  or by ~~proxy~~
the use of communications equipment
  of holders of a majority in number of shares issued and outstanding and entitled to exercise voting power at such meeting, shall be necessary to constitute a quorum for the transaction of such business. ~~If no~~
Whether or not a
  quorum ~~be~~
is
  present at any meeting, the shareholders present in person ~~or~~
,
  by proxy
, or by the use of communications equipment
 , by the vote of a majority of the voting power represented by those so present, may adjourn the meeting to a time fixed by such vote without other notice than the announcement made following the vote.

Section 5 — ~~Proxies~~
Voting

~~A shareholder may, by written proxy or power of attorney, authorize another person or persons to vote for him at any or all meetings of shareholders. Such proxy must be filed with the Secretary or an Assistant Secretary of the corporation before the person authorized thereby can vote thereunder. Such proxy, if so expressed therein, may continue in force, unless sooner revoked by written notice given by the shareholder executing the same for such period as shall be specified in such proxy, but unless such period for the continuance of the same in force be so expressed, any such proxy shall be valid only at the meeting for which the same is given and all adjournments thereof. If such instrument of proxy shall designate two or more persons to act as proxies, a majority of such persons present at any meeting at which their powers thereunder are to be exercised, shall have and may exercise all the powers thereby conferred, or if only one be present, then such powers may be exercised by that one.~~
Except as otherwise expressly required by law, the Articles of Incorporation or this Amended and Restated Code of Regulations, at any meeting of shareholders at which a quorum is present, a majority of the votes cast, whether in person or by proxy, on any matter properly brought before such meeting in accordance with Article II Section 6 will be the act of the shareholders. An abstention shall not represent a vote cast. Every proxy must be in a form permitted by chapter 1701 of the Ohio Revised Code. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the corporation of a verifiable notification of revocation or a later appointment. The presence at a meeting of the person appointing a proxy does not revoke the appointment. The vote upon any question brought before a meeting of the shareholders may be by voice vote, unless otherwise required by law, the Articles of Incorporation or this Amended and Restated Code of Regulations or unless the presiding officer otherwise determines. Every vote taken by written ballot will be counted by the inspectors of election, if inspectors of election are appointed.

Section 6 — Order of Business

(a) Order of Business. The Chairman, or such other officer of the corporation designated by a majority of the total number of Directors that the corporation would have if there were no vacancies on the Board of Directors (such number being referred to as the “Whole Board”), will call meetings of shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of shareholders will also determine the order of business and have the authority in his sole discretion to regulate the conduct of any such meeting including, without limitation, by imposing restrictions on the persons (other than shareholders of the corporation or their duly appointed proxies) who may attend any such shareholders’ meeting, by ascertaining whether any shareholder or his proxy may be excluded from any meeting of shareholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings of the meeting, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of shareholders.

(b) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Secretary or an Assistant Secretary in accordance with Article II Section 3, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the corporation in accordance with Article II Section 6(c).

(c) For business to be properly requested by a shareholder to be brought before an annual meeting, (i) the shareholder must be a shareholder of the corporation of record at the time of the giving of the notice for such annual meeting provided for in this Amended and Restated Code of Regulations, (ii) the shareholder must be entitled to vote at such meeting, (iii) the shareholder must have given timely notice thereof in writing to the Secretary, and (iv) if the shareholder, or the beneficial owner on whose behalf any business is brought before the meeting, has provided the corporation with a Proposal Solicitation Notice, as that term is defined in this Article II Section 6(c) below, such shareholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at least the percentage of shares of the corporation entitled to vote required to approve such business that the shareholder proposes to bring before the annual meeting and included in such materials the Proposal Solicitation Notice. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (D) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business, and (E) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the corporation entitled to vote required to approve the proposal (an affirmative statement of such intent, a “Proposal Solicitation Notice”).

Notwithstanding the foregoing provisions of this Amended and Restated Code of Regulations, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Article II Section 6(c). For purposes of this Section 6(c) and Article III Section 5, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or publicly filed by the corporation with any national securities exchange or quotation service through which the corporation’s stock is listed or traded, or furnished by the corporation to its shareholders. Nothing in this Article II Section 6(c) will be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

(d) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Secretary or an Assistant Secretary (or in case of their failure to give any required notice, the other persons entitled to give notice) in accordance with Article II Section 3 or (ii) otherwise brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

(e) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Section 6 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he will so declare to the meeting and any such business will not be conducted or considered.

ARTICLE III

DIRECTORS

Section 1 — Number, Election and Term of Office

Except as otherwise expressly provided in the Articles of Incorporation, the Board of Directors shall be composed of not more than twelve (12) persons nor less than five (5) persons unless this number is
  changed by: (1) the shareholders in accordance with the law of Ohio, or (2) the vote of the majority of the Directors in office. The Directors may increase the number to not more than twelve (12) persons and may decrease the number to not less than five (5) persons. Any Director’s office created by the Directors by reason of an increase in their number may be filled by action of a majority of the Directors in office.

The election of Directors shall be held
only
  at the annual meeting of shareholders in each year~~, or may be held at a special meeting called for that purpose~~. The Directors shall hold office for the term of one year and until their successors are elected and qualified, except that any Director at any time elected to fill a newly created Directorship or a vacancy shall hold office until the next annual meeting of shareholders and until his successor is elected.

Section 2 — Qualification

Each Director shall be a shareholder of the corporation,
or shall become a shareholder as soon as practicable following his or her appointment or election, but need not be a citizen of the state of Ohio.

Section 3 — Vacancies

Upon the happening of any vacancy in the membership of the Board of Directors, whether by death, resignation, increase of the authorized number of Directors without the ~~filing~~
filling
  of such new position by the shareholders at the meeting at which such increase is made, failure of the shareholders at any time to elect the full number of authorized Directors, or otherwise, and in ayany of the contingencies provided by the laws of Ohio, the remaining Directors, or the Directors duly elected, though less than a quorum, may, by a majority vote, fill such vacancy in the Board for the unexpired term, or, in the case of a newly created Directorship, for a term which shall expire contemporaneously with the terms of Directors then qualified and serving.

Section 4 — Nominations of Directors; Election

(a) Only persons who are nominated in accordance with this Article III Section 5 will be eligible for election at a meeting of shareholders to be members of the Board of Directors of the corporation.

(b) Nominations of persons for election as Directors of the corporation may be made only at an annual meeting of shareholders (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Article III Section 4, who is entitled to vote for the election of Directors at such meeting, and who complies with the procedures set forth in this Article III Section 4. If a shareholder, or a beneficial owner on whose behalf any such nomination is made, has provided the corporation with a Nomination Solicitation Notice, as that term is defined in this Section 4 below, such shareholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of at least the percentage of shares of the corporation entitled to vote required to approve such nomination and included in such materials the Nomination Solicitation Notice. All nominations by shareholders must be made pursuant to timely notice in proper written form to the Secretary.

(c) To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 nor more than 90 calendar days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. To be in proper written form, such shareholder’s notice must set forth or include: (i) the name and address, as they appear on the corporation’s books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the shareholder giving the notice is a holder of record of stock of the corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice; (v) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; (vi) the signed consent of each nominee to serve as a Director of the corporation if so elected; and (vii) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the corporation entitled to vote required to elect such nominee or nominees (the “Nomination Solicitation Notice”). At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director must furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this Article III Section 4, and if he should so determine, he will so declare to the meeting, and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Article III Section 4, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Article III Section 4.

Section

  — Meetings of Directors

Stated meetings of the Board of Directors may be held at such time and intervals as may by the Board of Directors from time to time be determined, by either standing resolution or by-law, and may ~~by~~
be
  held without notice of the time, place or purpose thereof when such time and place have been so fixed by resolution or by-law. Such meetings may be held at any place within or without the State of Ohio that the Board may ~~be~~
by
  resolution from time to time fix.

Special meetings of the ~~board~~
Board
  of Directors may be held at any time or place within or without the State of Ohio upon call by the Chairman of the Board, the Chief Executive Officer,
  the President, the Secretary or
a
  majority of the ~~directors. Notice~~
Directors. Forty-eight (48) hours’ notice
  of the time, place and purpose of such meeting shall ~~b e mailed to each Director, addressed to his residence or usual place of business, not less than seventy-two (72) hours prior to the time fixed for such meeting, or shall be telegraphed to such address, or delivered in person, or given orally, in person or by telephone, at least forty-eight (48) hours prior to the time of such meeting~~
be given to each Director either personally or by mail, overnight delivery service, telephone, telegram, telex, facsimile, electronic mail or other medium of communication
 . Any notice hereby required may be waived in writing or by telegraph by any Director and shall be deemed waived if the Director is present at such meeting.

If the day fixed as aforesaid for any stated or special meeting shall fall upon a legal holiday, such meeting shall be held at the same time upon the next succeeding day that is not a legal holiday.

Section 6 — Participation in Meetings by Communications Equipment

Meetings of the Board of Directors or of any committee of the Board of Directors may be held through any means of communications equipment if all persons participating can hear each other, and such participation will constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

The officers of the corporation who shall be elected by the Board of Directors shall be a Chairman of the Board, a Chief Executive Officer,
 a President,
a Chief Financial Officer,
 a Vice President, a Secretary and a Treasurer. The Board of Directors may also, from time to time, by resolution, appoint one or more special or departmental Vice Presidents with titles indicative of their departments or functions, ~~a General Manager,~~ one or more Assistant Secretaries, one or more Assistant Treasurers, or other officers, all with such titles, designations, duties, functions and authority as the Board shall prescribe, each of whom shall serve in any such office during the pleasure of the Board. The Chairman
, Chief Executive Officer
  and President shall be Directors. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, verify or countersign any instrument in more than one capacity if such instrument is required by law, by these
Amended and Restated
 Regulations or by any act of the corporation to be executed, acknowledged, verified or countersigned by two or more officers. The term of office of the Chairman of the Board, the Chief Executive Officer,
 the President, the Vice President, the Secretary and the Treasurer shall be for one year and until their respective successors are elected and qualified, except in the case of any such officer elected to fill a vacancy, who shall serve until the first meeting of the Board of Directors after the next ensuing annual meeting of shareholders.

ARTICLE V

DUTIES OF OFFICERS

Section 1 — Chairman of the Board

The Chairman of the Board shall preside at all meetings of the shareholders and of the Directors, and shall perform such other duties as may be prescribed by the Board of Directors.

Section 2 — Chief Executive Officer

The Chief Executive Officer shall have responsibility for the general and active management of the business of the corporation and shall have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect and shall implement the general directives, plans and policies formulated by the Board of Directors. Except as otherwise provided in the Articles of Incorporation, the Chief Executive Officer may employ and discharge employees and agents of the corporation, except such as shall be appointed by the Board of Directors, and he or she may delegate these powers. In the absence or disability of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders or of the Directors. Except where by law the signature of the President is required, the Chief Executive Officer shall possess the same power as the President to execute all authorized deeds, mortgages, bonds, contracts or other instruments of obligations in the name of the corporation. During the absence or disability of the President, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the President. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these bylaws or by the Board of Directors.

Section ~~2~~
3
  — President ~~I~~

The President shall ~~preside at meetings of the shareholders or of the Directors in the absence of the Chairman, shall be a member and the Chairman of the Executive Committee, if there be one, and shall~~
have such responsibilities and shall
 perform such ~~other~~ duties as may from time to time be prescribed by the shareholders, by the Board of Directors or by the Executive Committee, if there be one. The President shall have power to execute any authorized deeds, mortgages, bonds, contracts or other instruments of obligations in the name of the corporation.

Section 4 — Chief Financial Officer

The Chief Financial Officer, if any, shall have responsibility for the financial management of the corporation. The Chief Financial Officer shall have such powers and perform such duties as from time to time may be assigned to him or her by the Board of the Directors, by the Chief Executive Officer or by the President. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of the corporation, using appropriate accounting principles; have supervision over and be responsible for the financial affairs of the corporation; cause to be kept at the principal executive office of the corporation and preserved for review as required by law or regulation all financial records of the corporation; be responsible for the establishment of adequate internal control over the transactions and books of account of the corporation; and be responsible for rendering to the proper officers and the Board of Directors upon request, and to the shareholders and other parties as required by law or regulation, financial statements of the corporation.

Section ~~3~~
5
  — Vice Presidents; Special Vice Presidents ~~c~~

(~~A~~
a
 ) ~~The~~
Any
 Vice President shall ~~perform the duties of the President in case of the absence or disability of that officer; or, in case of the death or resignation of the President, until a successor shall be elected. The Vice President shall~~ have power,~~coordinate~~
coordinated
  with that of the
Chief Executive Officer
  or the President, when so authorized or directed by the Board of Directors, or by the Executive Committee if there be one, to make, execute and deliver any deeds, mortgages, bonds, contracts, notes or other instruments in the name and on behalf of the corporation, and any such instrument, when so executed, shall be as valid and binding as though executed by the President.~~The~~
Any
  Vice President shall also perform such other duties and functions, and ~~c’~~ exercise such authority, as may from time to time be prescribed by the Board of Directors, or by the Executive Committee, if there be one.
The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board
 .

(~~B~~
b
 ) Special or departmental Vice Presidents at any time appointed shall perform such duties and functions and exercise such authority as may from time to time be prescribed by the Board of Directors, or by the Executive Committee if there be one; but all authority of any such Vice President to bind the corporation shall be confined to matters relating to the special department or particular duties allotted to him, unless in any instance other authority be especially conferred upon him by resolution of the Board of Directors for such particular occasion.

Section ~~4~~
6
  — Secretary

The Secretary shall keep minutes of all proceedings of the shareholders and of the Board of Directors, and also keep or cause to be kept by an Assistant Secretary the minutes of proceedings of the Executive Committee, if there be one, and shall attest or cause to be attested the records thereof. He shall keep or cause to be kept such books as may be required by the Board of Directors, or by the Executive Committee if there be one; shall have charge of the seal and stock books of the corporation except as may at any time be otherwise ordered by the Board of Directors; shall attest and issue, or cause so to be attested and issued by an Assistant Secretary, or after due signature and attestation to be authenticated and issued by a Transfer Agent when one has been appointed, all certificates of shares, except as may be otherwise ordered by the Board of Directors; shall affix the seal of the corporation to all instruments requiring such seal and shall attest the name or attest the signature of the
Chief Executive Officer, the
 President or any other officer to any instrument when necessary or proper, or cause the same to be done by an Assistant Secretary; and shall generally perform such duties as may be required of him by the shareholders, by the Board of Directors, by the Executive Committee, if there be one, by the Chief Executive Officer
 or by the President, and such other duties as may usually pertain to his office. The Secretary shall also prepare and certify, or cause to be prepared and certified by the Transfer Agent if there be one, as of the record date for any meeting of shareholders, or upon any other occasion in respect whereof a record date is fixed, or at any other time when the same may be necessary or required by the Board of Directors, the Executive Committee
, the Chief Executive Officer
  or the President, a list of the shareholders of record upon the books of the corporation at such record date and to receive notice of and to vote at any meeting of shareholders, or to receive payment of dividends or allotment of rights, or to exercise any rights or powers.

Section ~~5~~
7
  — Treasurer

The Treasurer shall receive and have in charge all moneys, bills, notes, bonds and similar property belonging to the corporation, and shall do with the same as may be ordered by the Board of Directors or by the Executive Committee, if there be one. The Treasurer shall keep or cause to be kept such financial accounts as may be required and shall generally perform such duties as may be required of him by the shareholders, by the Directors, by the Executive Committee, if there be one, by the Chief Executive Officer
  or by the President. ~~He shall prepare, or cause to be prepared, for submission at each regular meeting of the Directors, at each annual meeting of the shareholders and at such other times as may be required by the Directors, by the President or by the Executive Committee, if there be one, a statement of the financial condition of the corporation in such detail as shall be required.~~

~~Section 6 — General Manager~~

~~The General Manager shall, under the supervision and control of the Board of Directors and of the Executive Committee, if there be one, have general control, direction and management of the business and affairs of the corporation, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.~~

Section ~~7~~
8
  — Assistant Secretaries and Assistant Treasurers

Any Assistant Secretaries or Assistant Treasurers shall perform such duties as may from time to time be prescribed by the Board of Directors, by the Executive Committee, if there be one, by the Chief Executive Officer
 or by the President, and in the performance of such duties, shall also be respectively under the general supervision and direction of the Secretary or of the Treasurer, as the case may be.

Section ~~8~~
9
  — Powers of Officers

The Board of Directors shall have power at any time to change, modify or abolish, by resolution, any powers of any officer, or to assign to any officer any new powers except in any instance where certain powers are by law required to be exercised by particular officers.

Section ~~9~~
10
  — Checks upon Bank Deposits

Checks upon the bank deposits of the corporation shall be signed and/or countersigned by such officers or employees as the Board of Directors may from time to time by resolution authorize, and such directions and authorizations may be varied with respect to various classes of checks.

ARTICLE VI

~~EXECUTIVE~~ COMMITTEE
S

Section 1 — Committees Generally

The Board of Directors may from time to time create an Executive Committee or any other committee or committees of directors, to consist of one or more directors and to act in the intervals between meetings of the Board of Directors. The

Board of Directors may delegate to such committee or committees any of its authority other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors. The Board of Directors may appoint one or more directors as alternate members of any such committee to take the place of absent committee members at meetings of such committee. Unless otherwise directed by the Board of Directors, a majority of the members of any committee appointed by the Board pursuant to this Article VI Section 1 shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and will keep a written record of all action taken by it. Any such committee may create one or more subcommittees, each such subcommittee to consist of one or more members of such committee, and may delegate to such subcommittee any or all of the powers and authority of such committee.

Section 2 — Executive Committee

The Board of Directors may appoint an Executive Committee, consisting of three (3)
or more
  Directors~~, of which Committee the President shall, by virtue of his office, be a member and the Chairman~~. Such Executive Committee, if so appointed, shall have power, during the recesses of the Board of Directors, to perform any acts relating to the current management and operation of the business of the corporation as are not by law or by these Regulations specifically reserved to be performed by the Board of Directors, except that the Board of Directors shall have power, at any time, by resolution, to limit or restrict the powers so to be exercised by such Executive Committee. Such Executive Committee shall keep minutes and records of its proceedings and transactions and report the same from time to time to the Board of Directors. No act of the Executive Committee, when fully completed, shall be subject to modification or rescission by the Board of Directors insofar as the same may affect the rights of third parties already fixed but the Board of Directors may rescind, modify or revise any such action of the Executive Committee, insofar as the same affects future transactions, or may establish any rules or regulations it may deem proper governing future acts of the Executive Committee. ~~A majority of the Executive Committee shall constitute a quorum at any meeting thereof and may exercise the powers of such Committee or all the members of said Committee may, by a writing signed by them, exercise such powers without a meeting.~~

Stated or special meetings of the Committee may be held with or without notice, within or without the State of Ohio, if all the members are present, or upon twenty-four (24) hours’ ~~notice given by mail, telegraph or orally~~
’ notice given personally or by mail, telephone, telegram, telex, facsimile, electronic mail or other similar medium of communication
 , if a majority of the members~~, including the President~~ are present; but the concurrence of a majority of all members of the Committee shall always be necessary to any action or exercise of powers by the Committee. Any vacancy in the Executive Committee, however occurring, shall be filled by the Board of Directors.

ARTICLE VII

COMPENSATION OF OFFICERS AND DIRECTORS: CERTAIN POWERS OF DIRECTORS

Compensation of the Directors, if any, shall be such as the shareholders or the Directors may, by resolution, from time to time determine. The compensation of officers may be fixed from time to time by the~~Executive~~
Compensation
  Committee
of the Board of Directors
 , if there be one, and otherwise by the Board of Directors, and the compensation of other employees may be fixed from time to time by the ~~Executive~~
Compensation
  Committee, if there be one, or by any officer so authorized by the Board of Directors or the~~Executive~~
Compensation
  Committee. No officer shall be precluded from voting upon any resolution fixing his own salary, or from voting upon or authorizing, or participating in the authorization, of any contract or other transaction between himself and this corporation, or between this corporation and any other corporation or any partnership of which he is a Director, shareholder, partner or member, by reason of the fact that he is an officer, a Director or a member of the~~Executive~~
Compensation
  Committee, if there be one, of this corporation; nor shall any Director be disqualified from so acting in any of the instances aforesaid by reason of the fact that he is a Director of this corporation; all objection or exception on the part of every shareholder to the right of any Director, officer or member of the ~~Executive~~
Compensation
  Committee, if there be one, to vote or act upon all such matters being expressly waived and renounced by the adoption of these Regulations.

ARTICLE VIII

BONDS

The Treasurer and any other officer or employee, if required by the Board of Directors or by the Executive Committee, if there be one, shall furnish bond in such amount and with such surety as shall be prescribed and approved by the Board of Directors or by the Executive Committee, if there be one, assuring the faithful performance of his duties and the faithful accounting for and surrender of all moneys and property of the corporation which shall come to his possession. Premiums for all such bonds shall be paid by the corporation.

ARTICLE IX

FISCAL YEAR

The Board of Directors shall have power, at any time, to fix or alter, by resolution, the fiscal year of the corporation, but unless so fixed or altered by the Board of Directors the fiscal year shall be the calendar year commencing on January 1st and ending on December 31st of each year.

ARTICLE X

SEAL

The corporate seal of this corporation shall be circular in form with the words “DIEBOLD, INCORPORATED, CANTON, OHIO” surrounding the words “Corporate Seal.”

~~ARTICLE XI~~

~~ORDER OF BUSINESS~~

~~Unless changed by a majority vote at any meeting of share- holders, the order of business at such meetings shall be as follows:~~

~~1. Organization of the meeting.~~

~~2. Certification by the Secretary of names and number of shareholders present in person and by proxy and number of shares represented, and filing of Certificate showing due notice of meeting and certified list of shareholders of record at the record date for the meeting.~~

~~3. Minutes of last meeting of shareholders.~~

~~4. Reports of Officers.~~

~~5. Reports of Committees.~~

~~6. Unfinished business.~~

~~7. New or miscellaneous business.~~

~~8. Election of Directors.~~

~~9. Adjournment.~~

ARTICLE XI~~I~~

DEFINITIONS

The word
“
 person”, wherever used in these Regulations, shall be taken to mean and include individuals, partnerships, associations
, limited liability companies
  and bodies corporate. Words of the singular number shall be taken to include the plural and those of the plural number shall be taken to include the singular, wherever appropriate. Nouns and pronouns of the masculine gender shall include the feminine wherever appropriate.

ARTICLE XII~~I~~

AMENDMENT

~~These~~
Except as otherwise provided by law or by the Articles of Incorporation or this Amended and Restated Code of Regulations, these
  Regulations may be adopted, amended or repealed ~~by the written assent of the holders of two-thirds of the common shares of the corporation or~~
(a) to the extent as may be permitted by chapter 1701 of the Ohio Revised Code from time to time, by the Directors or (b)
  by the vote of the holders of a majority of the ~~common shares~~
voting power of the corporation
  at any annual meeting of shareholders or at any special meeting called for that purpose
;
  provided, that whenever, by virtue of the provisions of law or of the Articles of Incorporation, any holders of shares other than common shares shall be entitled to vote upon any proposition embodied in any such amendment
,
  then such amendments must be assented to or adopted by the vote of the holders of a majority or by the written assent of the holders of two-thirds of all shares entitled for such purpose to exercise voting powers in any such instance.
Notwithstanding the foregoing provisions of this Article XII, no amendment to Article XIII will be effective to eliminate or diminish the rights of persons specified in that Article existing at the time immediately preceding such amendment.

ARTICLE XIII~~IV~~

INDEMNITY TO DIRECTORS AND OFFICERS

Each ~~director~~
Director
  and each officer of the corporation (and the personal and legal representatives of each) shall be indemnified by the corporation
, to the full extent then permitted by law,
  against all costs and expenses ~~reasonably~~
(including attorney’s fees)
  incurred by him
(as they are incurred, in advance of the final disposition thereof)
 , or to which he may be subjected, in connection with or resulting from any threatened, pending or completed
 action, suit, proceeding or claim to which he ~~any~~
may
  be made a party by reason of his being or having been a ~~director or officer of the corporation, (or of any other company of the voting shares whereof the corporation owns or may own 50% or more) or a director, officer, voting trustee or member of a Creditors’ Committee of a debtor of this corporation (serving as a such a t the request of this~~
Director, officer, employee or agent of the corporation, or his being or having been a director, trustee, officer, employee, or an agent of another corporation, partnership, joint venture, trust or other enterprise serving at the request of the corporation ~~as its representative)~~, or in connection with or resulting from any settlement of any such action, suit, proceeding or claim, other than amounts paid to the corporation itself (either by way of settlement or in satisfaction of any judgment rendered against such ~~director~~
Director
  or officer), whether or not he is a ~~director of~~
Director or
  officer at the time of incurring or becoming subjected to such costs or expense, and whether the action or omission to act, which is the basis of such action, suit
,
  proceeding, claim or settlement, occurred before or after the adoption of this article; except that such indemnity shall not extend to any matters as to which he shall be finally adjudged, in any such action, suit or proceeding, to be liable for negligence or misconduct in the performance of his duties as such ~~director~~
Director
  or officer, nor to any settlement made without judgment, unless it be determined by the Board of Directors that he was not guilty of such negligence or misconduct. The foregoing right of indemnification shall not be exclusive of other rights to which such ~~director~~
Director
  or officer may be entitled as a matter of law
, the Articles of Incorporation, any vote of shareholders or disinterested members of the Board of Directors, or otherwise
 .

Directions

From Cleveland and Akron:  Take I-77 South to Exit 111 (Portage Street). Turn right on Portage Street to Frank Avenue. Turn left on Frank Avenue. Proceed to the light at Frank Avenue and University Drive. Make a left turn and follow the signs to the Kent State University (Stark) Professional Education and Conference Center.

From Canton:  Take I-77 North to Exit 111 (Portage Street). Turn left on Portage Street to Frank Avenue. Turn left on Frank Avenue. Proceed to the light at Frank Avenue and University Drive. Make a left turn and follow the signs to the Kent State University (Stark) Professional Education and Conference Center.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE If you are a registered holder of shares, you have the option to access future shareholder communications (e.g., annual reports, proxy statements, related proxy materials) over the internet instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, in the future when our material is available over the internet, you will receive notification which will contain the internet location where the material is available. Our material will be presented in PDF format. There is no cost to you for this service other than any charges you may incur from your internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise.You may revoke your consent at any time by notifying the Corporation’s transfer agent, The Bank of New York, 101 Barclay Street 11E, New York, New York 10286, Attention: Investor Services Department, or by written request to the Corporate Secretary. To give your consent, check the appropriate box located on the reverse side of the attached proxy card when you vote by mail. Please Detach Here You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope Please Sign, Date and Return x the Proxy Promptly Using the Enclosed Envelope. Votes MUST be indicated (x) in Black or Blue ink. The Common Shares represented by this proxy will be voted by the Proxy Committee as recommended by the Board of Directors unless otherwise specified. The Board of Directors recommends a vote “FOR” these items. FOR AGAINST ABSTAIN 3. To approve amendments to the Amended Code of 1. To elect ten Directors x Regulations of Diebold, Incorporated relating to x x x (a) modernization and clarification of existing Code; x x x x x FOR ALL nominees x x WITHHOLD AUTHORITY x x *EXCEPTIONS x x x listed below x to vote for all nominees x x x listed below x x (b) a new NYSE requirement regarding uncertificated shares; x x x x x Nominees: Louis V. Bockius III, Phillip R. Cox, Richard L. Crandall, Gale S. Fitzgerald, x Phillip B. Lassiter, John N. Lauer, Eric J. Roorda, Thomas W. Swidarski, (c) indemnification of officers and directors; x x x x x Henry D.G. Wallace and Alan J. Weber. (INSTRUCTIONS:To withhold authority to vote for any individual nominee, mark x the “Exceptions”box and write that nominee’s name in the space provided below.) (d) notice of shareholder proposals; and x x x x x *Exceptions ___FOR AGAINST ABSTAIN x x (e) permitting the Board to amend the Code to the extent x x x x x permitted by law; and 2. To Ratify the Appointment of KPMG, LLP as the x x x x x x 4. To consider such other matters as may properly come before Corporation’s Independent Auditors for the Year 2007 x the meeting or any adjournment or postponement thereof S C A N L I N E NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date Share Owner sign here Co-Owner sign here

DIEBOLD, INCORPORATED 5995 Mayfair Road P.O. Box 3077, North Canton, Ohio 44720-8077 This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Thomas W. Swidarski and Kevin J. Krakora and each of them, as the Proxy Committee, with full power of substitution to represent and to vote all the Common Shares of Diebold, Incorporated held of record by the undersigned on March 12, 2007, at the annual meeting of shareholders which will be held on April 26, 2007 or at any adjournment or postponement thereof, as indicated on the reverse side. This card also constitutes your voting instructions for any and all shares held of record by The Bank of New York for your account in the Dividend Reinvestment Plan, and will be considered to be voting instructions to the Trustee with respect to shares held in accounts under the Diebold, Incorporated 401(k) Savings Plan. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.The Proxy Committee cannot vote your shares unless you sign and return this Card. In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting. However, for the 401(k) Savings Plan, if no direction is given to Vanguard Fiduciary Trust Company, Trustee, by close of business at 5:00 p.m. on April 24, 2007, the Trustee will vote your shares in the plan in the same proportion as votes received from other participants in the plan. DIEBOLD, INCORPORATED P.O. BOX 11105 (Continued, and to be dated and signed on reverse side.) NEW YORK, N.Y. 10203-0105 To include any comments, please mark this box. x Please check this box if you consent to access future x annual reports and proxy materials via the internet only. To change your address, please mark this box. x